FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of September 17, 2024, is made by and among NACCO NATURAL RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of November 12, 2021 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the terms of the Credit Agreement to, among other things, (i) increase the Commitments, (ii) extend the Expiration Date, and (iii) make certain other amendments and grant certain other accommodations all as hereinafter provided, and, subject to the terms and conditions hereof, the Administrative Agent and Lenders have agreed to provide make such amendments and grant such accommodations.
NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Definitions. Except as set forth in this Amendment, defined terms used herein shall have the meanings given to them in the Amended Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Amended Credit Agreement shall apply to this Amendment.
2.Amendments to the Credit Agreement. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3 below, as of the First Amendment Effective Date:
(a)the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text or underlined text) as set forth in a conformed copy of the Credit Agreement attached as Exhibit A hereto (such conformed copy of the Credit Agreement, the “Amended Credit Agreement”);
(b)each Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B, respectively; and
(c)each Exhibit to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit C, respectively.
3.Conditions Precedent. The Borrower, the Guarantors, the Administrative Agent and the Lenders acknowledge and agree that the amendments set forth herein shall only be effective upon the occurrence (or waiver) of all the following conditions precedent (the “First Amendment Effective Date”):
(a)Amendment. The Borrower, the Guarantors, the Administrative Agent and the Lenders shall have executed and delivered to the Administrative Agent this Amendment.

(b)Amended and Restated Notes. The Borrower shall have executed and delivered to the Administrative Agent all amended and restated Notes.
(c)Other Conditions Precedent. The conditions precedent set forth in Section 7.1 of the Amended Credit Agreement have been met.
4.New Guarantor Joinder.
(a)By its signature hereto, Crossbow Energy Partners, LLC, a Nevada limited liability company (the “New Guarantor”), hereby becomes a Guarantor under the terms of the Amended Credit Agreement and in consideration of the value of the synergistic and other benefits received by the New Guarantor as a result of being affiliated with the Borrower and the other Guarantors, the New Guarantor hereby agrees that effective as of First Amendment Effective Date it hereby is, and shall be deemed to be, a Guarantor and a Loan Party under the Amended Credit Agreement and this Amendment, a Guarantor under the Guaranty, a Debtor under the Security Agreement, a Pledgor under the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement, a Company under the Intercompany Subordination Agreement, and a Guarantor or Loan Party, as applicable, under each of the other Loan Documents to which the Guarantors are a party, and agrees that from the First Amendment Effective Date and so long as any Loan or any Commitment of any Lender shall remain outstanding and until Payment In Full, the New Guarantor has assumed the joint and several obligations of a “Guarantor”, “Loan Party”, “Debtor”, “Company” or “Pledgor”, as the case may be, under, and the New Guarantor shall perform, comply with and be subject to and bound by, jointly and severally, each of the terms, provisions and waivers of the Amended Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement, and each of the other Loan Documents which are stated to apply to or are made by a “Guarantor” or a “Loan Party”. Without limiting the generality of the foregoing, the New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Article 6 of the Amended Credit Agreement applicable to the New Guarantor as a Guarantor is true and correct as to the New Guarantor on and as of the First Amendment Effective Date, and (ii)  the New Guarantor has heretofore received a true and correct copy of the Amended Credit Agreement, the Guaranty, and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the First Amendment Effective Date. All References to “Guarantor” or “Loan Party” in this Amendment shall be deemed to include the New Guarantor.
(b)The New Guarantor hereby makes, affirms, and ratifies in favor of the Lenders and the Administrative Agent the Amended Credit Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Patent, Trademark and Copyright Security Agreement, the Intercompany Subordination Agreement and each of the other Loan Documents given by the Guarantors to Administrative Agent and any of the Lenders. In furtherance of the foregoing, the New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts, as may in the reasonable opinion of the Administrative Agent, be necessary or advisable to carry out more effectively the provisions and purposes of the foregoing joinder and assumption and the other Loan Documents.
(c)The Schedules to the Security Agreement, the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement are hereby supplemented by the information in respect of the New Guarantor set forth on the schedules attached hereto as Exhibit D.
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5.Immaterial Subsidiaries. NAM-IND, LLC and TRU Energy Services, LLC are hereby each designated as an Immaterial Subsidiary under the terms of the Amended Credit Agreement and effective as of the First Amendment Effective Date they shall no longer be considered a Guarantor and a Loan Party under the Amended Credit Agreement, a Guarantor under the Guaranty, a Debtor under the Security Agreement, a Pledgor under the Pledge Agreement and the Patent, Trademark and Copyright Security Agreement, a Company under the Intercompany Subordination Agreement, nor a Guarantor or Loan Party, as applicable, under any of the other Loan Documents.
6.Consent. The Administrative Agent hereby consents to the Borrower filing an amendment to its certificate of incorporation, a copy of which is attached to the certificate referenced in Section 7.1.2 of the Credit Agreement, with the Secretary of State of the State of Delaware on or after the First Amendment Effective Date.
7.Representations and Warranties. Each Loan Party covenants and agrees with and represents and warrants to the Administrative Agent and the Lenders as follows:
(a)such Loan Party has full power to enter into, execute, deliver and carry out this Amendment and each other Loan Document to which it is a party executed and delivered in connection herewith, and all such actions have been duly authorized by all necessary action and proceedings on its part, and such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of the terms and conditions of the certificate of incorporation, bylaws, or other organizational documents of the Borrower, or (b) any Law or Material Contract or instrument or order, writ, judgment, injunction or decree to which it is subject except as would not reasonably be expected to have a Material Adverse Change, and that no consent, approval, exemption, order or authorization of, or a registration or filing with, or notice to, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance by the Borrower of this Amendment or any other Loan Document to which it is a party executed and delivered in connection herewith except such as has been obtained or issued;
(b)this Amendment, the Amended Credit Agreement and the other Loan Documents constitute the valid and legally binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(c)all representations and warranties made by such Loan Party in the Amended Credit Agreement and the other Loan Documents are true and correct in all respects (in the case of any representation or warranty containing a materiality modification) or in all material respects (in the case of any representation or warranty not containing a materiality modification) (except representations and warranties which expressly relate to an earlier date or time, which representations or warranties are true and correct on and as of the specific dates or times referred to therein);
(d)this Amendment is not a substitution, novation, discharge or release of such Loan Party’s obligations under the Credit Agreement or any of the other Loan Documents, all of which shall and are intended to remain in full force and effect; and
(e)immediately before and after giving effect to this Amendment, no Event of Default or Potential Default has occurred and is continuing under the Amended Credit Agreement or the other Loan Documents.
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8.Ratification. Except as expressly modified herein and hereby, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall be and remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to waive or impair any rights, powers or remedies of Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents. In the event of any inconsistency between the terms of this Amendment and the Credit Agreement or the other Loan Documents, this Amendment shall govern. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
9.Governing Law, etc. This Amendment shall be deemed to be a contract under the Laws of the State of New York without regard to its conflict of laws principles. The terms of the Amended Credit Agreement relating to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
10.Counterparts; Effective Date; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
11.Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
12.Notices. Any notices with respect to this Amendment shall be given in the manner provided for in Section 11.5 [Notices; Effectiveness; Electronic Communication] of the Amended Credit Agreement.
13.Survival. All representations and warranties contained herein shall survive Payment In Full. All covenants, agreements, undertakings, waivers and releases of the Loan Party contained herein shall continue in full force and effect from and after the First Amendment Effective Date and until Payment In Full.
14.Further Assurances. The Borrower and Guarantors agree to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.
15.Amendment. No amendment, modification, rescission, waiver or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.
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16.Entire Agreement. THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
17.Amendment as Loan Document; Incorporation into Loan Documents. The parties hereto acknowledge and agree that this Amendment constitutes a Loan Document. This Amendment shall be incorporated into the Amended Credit Agreement by this reference and each reference to the Credit Agreement that is made in the Amended Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. For the avoidance of doubt, the execution and delivery of this Amendment by the parties hereto shall be deemed to satisfy and discharge any and all requirements under the Credit Agreement for notices to be furnished to any party in connection with the replacement of any benchmark applicable to Affected Loans, as contemplated by this Amendment.
18.Post-Closing Mortgage Amendments. The Loan Parties shall, (A) within (i) thirty (30) days after the First Amendment Effective Date (or such later date as may be agreed to by Administrative Agent in its sole discretion) deliver to the Administrative Agent amendments to the Mortgages, in form and substance satisfactory to the Administrative Agent, together with customary local opinions of counsel for such amendments to Mortgages; and (B) within (i) sixty (60) days after the First Amendment Effective Date (or such later date as may be agreed to by Administrative Agent in its sole discretion) provide Administrative Agent with the documentation (and take all necessary action to cooperate with the Administrative Agent in furtherance thereof) as required under clause (i) of Section 8.1.11 [Additional Subsidiaries and Real Property; Further Assurances] for any UCC as-extracted and fixture filings for any real property of the Loan Parties that does not constitute Excluded Collateral and is not otherwise set forth in clause (ii) below, and (ii) 180 days after the First Amendment Effective Date (or such later date as may be agreed to by Administrative Agent in its sole discretion) provide Administrative Agent with the documentation (and take all necessary action to cooperate with the Administrative Agent in furtherance thereof) as required under clause (ii) of Section 8.1.11 [Additional Subsidiaries and Real Property; Further Assurances] for any real property of the Loan Parties that does not constitute Excluded Collateral.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOLLOW]
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[SIGNATURE PAGE 1 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.
BORROWER:
NACCO NATURAL RESOURCES CORPORATION

By: /s/ Eric A. Dale
Name: Eric A. Dale
Title: Vice President, Financial Planning & Analysis and Treasurer

GUARANTORS:
CATAPULT MINERAL PARTNERS, LLC
NACCO PROPERTIES, LLC
NAM-AGL, LLC
NAM-LITTLE RIVER, LLC
NAM-NEWBERRY, LLC
NAM-PERRY, LLC
NAM-ROSSER, LLC
NODAK ENERGY INVESTMENTS CORPORATION
NORTH AMERICAN COAL, LLC
NORTH AMERICAN COAL ROYALTY COMPANY
NORTH AMERICAN MINING, LLC
OTTER CREEK MINING COMPANY, L.L.C.
TRIDENT TECHNOLOGY SERVICES GROUP, LLC

By: /s/ Eric A. Dale
Name: Eric A. Dale
Title: Treasurer

[SIGNATURE PAGE 2 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

GUARANTORS (CON’T):

MITIGATE TEXAS, LLC
MITRES SERVICES, LLC
YOCKANOOKANY MITIGATION RESOURCES, LLC

By: /s/ Eric A. Dale
Name: Eric A. Dale
Title: Assistant Treasurer
MISSISSIPPI LIGNITE MINING COMPANY

By: /s/ Eric A. Dale
Name: Eric A. Dale
Title: Assistant General Manager
RED HILLS PROPERTY COMPANY L.L.C.

By: /s/ J. Patrick Sullivan, Jr.
Name: J. Patrick Sullivan, Jr.
Title: Manager
JOINING GUARANTOR:
CROSSBOW ENERGY PARTNERS, LLC

By: /s/ Eric A. Dale
Name: Eric A. Dale
Title: Treasurer

[SIGNATURE PAGE 3 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
ADMINISTRATIVE AGENT:
PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent

By: /s/ Kyle T. Helfrich
Name: Kyle T. Helfrich
Title: Senior Vice President

[SIGNATURE PAGE 4 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as Lender

By: /s/ Jason A Nichols
Name: Jason A Nichols
Title: Senior Vice President

[SIGNATURE PAGE 5 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
BANK OF NORTH DAKOTA, as Lender

By: /s/ Kaylen Hausauer
Name: Kaylen Hausauer
Title: Financial Institutions - Market Manager

[SIGNATURE PAGE 6 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
FIRST FOUNDATION BANK, as Lender
By: /s/ Joe Kucik
Name: Joe Kucik
Title: Senior Vice President

[SIGNATURE PAGE 7 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
FIRST NATIONAL BANK OF PENNSYLVANIA, as Lender
By: /s/ Paul Wargo
Name: Paul Wargo
Title: Corporate RM

[SIGNATURE PAGE 8 OF 8 TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT]
BRAVERA BANK, as Lender

By: /s/ Chad Hasche
Name: Chad Hasche
Title: Business Banking Officer

EXHIBIT A
AMENDED CREDIT AGREEMENT
[see attached]

    Published CUSIP Number:    65678DAA3
    Revolving Credit CUSIP Number: 65678DAB1

$~~150,000,000~~200,000,000 REVOLVING CREDIT FACILITY

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of November 12, 20211
by and among
~~THE NORTH AMERICAN COAL~~NACCO NATURAL RESOURCES CORPORATION,
~~and~~
as the Borrower,
THE GUARANTORS PARTY HERETO,
~~and~~
THE LENDERS PARTY HERETO
and
~~KEYBANK~~PNC BANK, NATIONAL ASSOCIATION, ~~as Syndication Agent~~
as Administrative Agent

~~and~~
~~PNC BANK,~~KEYBANK NATIONAL ASSOCIATION,
as ~~Administrative~~Syndication Agent,
and
~~KEYBANC~~PNC CAPITAL MARKETS ~~INC., as Joint Lead Arranger~~LLC and ~~Joint Bookrunner~~
~~and~~
~~PNC~~KEYBANC CAPITAL MARKETS ~~LLC,~~ INC.,
as Joint Lead ~~Arranger~~Arrangers and Joint ~~Bookrunner~~Bookrunners

1 As amended by the Revolving Credit Commitment Increase Agreement, dated as of December 10, 2021, the ESG Amendment to Amended and Restated Credit Agreement, dated as of June 30, 2022, and the First Amendment to Amended and Restated Credit Agreement, dated as of September 17, 2024.

~~NAI-1540997189v1~~

TABLE OF CONTENTS
1.    CERTAIN DEFINITIONS    1
1.1    Certain Definitions.    1
1.2    Construction.    ~~39~~45
1.3    Accounting Principles; Changes in GAAP.    ~~39~~46
1.4    ~~LIBOR~~Benchmark Replacement Notification.    ~~40~~46
2.    REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES    ~~40~~47
2.1    Revolving Credit Commitments.    ~~40~~47
2.2    Commitment Fees.    ~~41~~48
2.3    [Intentionally Omitted]    ~~41~~48
2.4    Revolving Credit Loan Requests; Swingline Loan Requests.    ~~41~~48
2.5    Making Revolving Credit Loans and Swingline Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans.    ~~42~~49
2.6    Notes.    ~~44~~51
2.7    Use of Proceeds.    ~~45~~52
2.8    Letter of Credit Subfacility.    ~~45~~52
2.9    Defaulting Lenders.    ~~52~~59
2.10    Maturity Extensions.    ~~55~~62
2.11    Reduction of Revolving Credit Commitment.    ~~57~~64
2.12    Increase in Revolving Credit Commitments.    ~~57~~64
~~2.13    Sustainability Adjustments.    58~~
3.    [INTENTIONALLY OMITTED]    ~~60~~66
4.    INTEREST RATES    ~~60~~66
4.1    Interest Rate Options.    ~~60~~66
4.2    Interest Periods.    ~~60~~67
4.3    Interest After Event of Default.    ~~61~~67
4.4    ~~LIBOR~~ Rate Unascertainable; Increased Costs; ~~Deposits Not Available;~~ Illegality; Benchmark Replacement Setting.    ~~61~~68
4.5    Benchmark Replacement Setting.    ~~63~~69
5.    PAYMENTS; Taxes; Yield maintenance    71
5.1    Payments.    71
5.2    Pro Rata Treatment of Lenders.    71
5.3    Sharing of Payments by Lenders.    72
i

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5.4    Administrative Agent’s Clawback.    72
5.5    Payments by Borrower; Presumptions by Administrative Agent.    73
5.6    Interest Payment Dates.    73
5.7    Voluntary Prepayments.    73
5.8    ~~[Intentionally Omitted]~~Mandatory Prepayments.    75
5.9    Increased Costs.    ~~75~~76
5.10    Taxes.    77
5.11    Indemnity.    ~~80~~81
5.12    Settlement Date Procedures.    ~~81~~82
5.13    Cash Collateral.    82
5.14    Replacement of a Lender.    ~~82~~83
5.15    Designation of a Different Lending Office.    ~~83~~84
6.    REPRESENTATIONS AND WARRANTIES    84
6.1    Representations and Warranties.    84
6.2    Certificate of Beneficial Ownership.    93
~~6.2~~6.3    Updates to Schedules.    ~~92~~93
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT    ~~92~~93
7.1    First Loans and Letters of Credit.    ~~92~~94
7.2    Each Loan or Letter of Credit.    ~~94~~95
8.    COVENANTS    ~~95~~96
8.1    Affirmative Covenants.    ~~95~~96
8.2    Negative Covenants.    ~~100~~101
8.3    Reporting Requirements.    ~~108~~109
~~8.4    Sanctions and other Anti-Terrorism Laws.    110~~
~~8.5~~8.4    Anti-Corruption Laws~~.110~~; Anti-Money Laundering Laws; and Sanctions.    111
9.    DEFAULT    ~~110~~111
9.1    Events of Default.    ~~110~~111
9.2    Consequences of Event of Default.    ~~112~~113
10.    THE ADMINISTRATIVE AGENT    ~~116~~117
10.1    Appointment and Authority.    ~~116~~117
10.2    Rights as a Lender.    ~~116~~117
10.3    Exculpatory Provisions.    ~~116~~118
10.4    Reliance by Administrative Agent.    ~~117~~119

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10.5    Delegation of Duties.    ~~118~~119
10.6    Resignation of Administrative Agent.    ~~118~~119
10.7    Non-Reliance on Administrative Agent and Other Lenders.    ~~119~~121
10.8    No Other Duties, etc.; No Fiduciary Responsibility.    ~~119~~121
10.9    Administrative ~~Agent's~~Agent’s Fee.    ~~120~~121
10.10    No Reliance on Administrative ~~Agent's~~Agent’s Customer Identification Program. ~~120~~121
10.11    Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products.    ~~120~~122
10.12    Administrative Agent May File Proofs of Claim.    ~~120~~122
10.13    Collateral and Guaranty Matters.    ~~121~~123
10.14    ERISA Matters.    ~~122~~123
10.15    Erroneous Payments.    ~~123~~125
11.    MISCELLANEOUS    ~~126~~128
11.1    Modifications, Amendments or Waivers.    ~~126~~128
11.2    No Implied Waivers; Cumulative Remedies.    ~~128~~129
11.3    Expenses; Indemnity; Damage Waiver.    ~~128~~130
11.4    Holidays.    ~~130~~132
11.5    Notices; Effectiveness; Electronic Communication.    ~~130~~132
11.6    Severability.    ~~132~~133
11.7    Duration; Survival.    ~~132~~134
11.8    Successors and Assigns.    ~~132~~134
11.9    Confidentiality.    ~~136~~138
11.10    Counterparts; Integration; Effectiveness.    ~~137~~139
11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.    ~~138~~140
11.12    Mutual Negotiations    141
~~11.12~~11.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.    ~~139~~142
~~11.13~~11.14 USA ~~Patriot~~PATRIOT Act Notice.    ~~140~~142
~~11.14~~11.15 No Novation.    ~~140~~142
~~11.15~~11.16 Acknowledgement Regarding Any Supported QFCs.    ~~140~~142

~~NAI-1540997189v1~~

LIST OF SCHEDULES AND EXHIBITS
SCHEDULES
SCHEDULE 1.1(A)    -    PRICING GRID
SCHEDULE 1.1(B)    -    COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(E)    -    EXCLUDED SUBSIDIARIES
SCHEDULE 1.1(I)    -    IMMATERIAL SUBSIDIARIES
SCHEDULE 1.1(P)    -    PERMITTED LIENS
SCHEDULE 1.1(S)    -    PROJECT MINING SUBSIDIARIES
SCHEDULE 1.1 (U)        UNRESTRICTED SUBSIDIARIES
SCHEDULE 2.8.1    -    EXISTING LETTERS OF CREDIT
SCHEDULE 6.1.1    -    QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2    -    SUBSIDIARIES
SCHEDULE 6.1.4    -    MATERIAL CONTRACTS
SCHEDULE 6.1.15    -    ERISA DISCLOSURES
SCHEDULE 6.1.16    -    ENVIRONMENTAL DISCLOSURES
~~SCHEDULE 7.1.1    -    OPINION OF COUNSEL~~
SCHEDULE 8.1    -    MAINTENANCE OF MATERIAL CONTRACTS; LICENSES; PERMITS
SCHEDULE 8.2.1    -    PERMITTED INDEBTEDNESS

EXHIBITS
EXHIBIT 1.1(A)    -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)        GUARANTY JOINDER
EXHIBIT 1.1(N)(1)    -    REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)    -    SWINGLINE LOAN NOTE
EXHIBIT 2.4.1    -    LOAN REQUEST
EXHIBIT 2.4.2    -    SWINGLINE LOAN REQUEST
EXHIBIT 2.12    -    NEW LENDER JOINDER
EXHIBIT 5.9.7(A)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(B)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(C)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 5.9.7(D)    -    U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT 8.2.5    -    DISTRIBUTION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3    -    QUARTERLY COMPLIANCE CERTIFICATE

~~NAI-1540997189v1~~

AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, ~~the "Agreement"~~restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of ~~November 12, 2021~~September 17, 2024 and is made by and among ~~The North American Coal~~NACCO Natural Resources Corporation, a Delaware corporation (the ~~"~~“Borrower~~"~~”), the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined)~~, KEYBANK NATIONAL ASSOCIATION as Syndication Agent~~  and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the ~~"~~“Administrative Agent~~"~~”).
WHEREAS, certain of the Lenders provided a revolving credit facility to the Borrower pursuant to a Credit Agreement dated as of August 11, 2017 (as amended, the ~~"~~“Existing Credit Agreement~~"~~”); and
WHEREAS, Borrower has requested the Lenders to amend and restate the Existing Credit Agreement to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $~~120,000,000~~200,000,000 as such amount may be increased or decreased pursuant to the terms of this Agreement and the Lenders have agreed to do so, pursuant to the terms set forth herein, including therein a Swingline Loan (as hereinafter defined) subfacility and a Letter of Credit (as hereinafter defined) subfacility.
In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:
1.    CERTAIN DEFINITIONS
1.1    Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
“Administrative Agent ~~shall mean PNC Bank, National Association, and its successors and assigns, in its capacity as administrative agent hereunder~~” shall have the meaning assigned to such term in the introductory paragraph hereto.
“Administrative ~~Agent's~~Agent’s Fee” shall have the meaning ~~specified~~assigned to such term in Section 10.9 [Administrative ~~Agent's~~Agent’s Fee].
“Administrative ~~Agent's~~Agent’s Letter” shall have the meaning ~~specified~~assigned to such term in Section 10.9 [Administrative ~~Agent's~~Agent’s Fee].
“Administrative Questionnaire” shall mean an administrative questionnaire in a form supplied by the Administrative Agent.

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“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting interests or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. For purposes of this definition, ~~"~~“control~~"~~” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agent Parties ~~shall mean as is specified~~” shall have the meaning assigned to such term in Section 11.5.3.2.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereto.
~~Agreement shall mean this Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.~~
~~Alternate Source shall mean as is specified in the definition of LIBOR Rate.~~
“Anti-Corruption Laws” shall mean (a) the ~~United States~~U.S. Foreign Corrupt Practices Act of 1977, as amended~~,~~; (b) the ~~UK~~U.K. Bribery Act 2010, as amended; and (c) any other ~~similar~~applicable Law relating to anti-bribery or anti-corruption ~~Laws or regulations administered or enforced~~ in any jurisdiction ~~in which the Borrower or any of its Subsidiaries conduct business~~to which any Loan Party is subject.
“Anti-Money Laundering Laws” shall mean (a) the Bank Secrecy Act and the USA PATRIOT Act; (b) the U.K. Proceeds of Crime Act 2002, the Money Laundering Regulations 2017, as amended and the Terrorist Asset-Freezing etc. Act 2010; and (c) any other applicable Law relating to anti-money laundering and countering the financing of terrorism in any jurisdiction to which any Loan Party is subject.
“Anti-Terrorism Law” shall mean any Law any jurisdiction to which any Loan Party is subject in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.
“Applicable Commitment Fee Rate” shall mean the percentage rate per annum based on the Net Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading ~~"~~“Commitment Fee.~~"~~”

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“Applicable Letter of Credit Fee Rate” shall mean the percentage rate per annum based on the Net Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading ~~"~~“Letter of Credit Fee.~~"~~”
“Applicable Margin” shall mean, as applicable:
(A)    the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans and Swingline Loans under the Base Rate Option based on the Net Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading ~~"Revolving Credit~~ “Base Rate Spread~~", or~~”;
(B)    the percentage spread to be added to the ~~LIBOR~~Term SOFR Rate applicable to Revolving Credit Loans under the ~~LIBOR~~Term SOFR Rate Option based on the Net Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading ~~"Revolving Credit LIBOR Rate~~“SOFR Spread~~".~~”; or
(C) the percentage spread to be added to Daily SOFR applicable to Swingline Loans under the Daily SOFR Option based on the Net Debt/EBITDA Ratio then in effect according to the pricing grid on Schedule 1.1(A) below the heading “SOFR Spread”.
“Approved Fund” shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).
“Authorized Officer” shall mean, with respect to any Loan Party, any Director, Manager, Sole Member, Chief Executive Officer, President, Chief Financial Officer, Secretary, Assistant Secretary, Vice President, Principal Accounting Officer, Controller, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrower, on behalf of itself or any other Loan Party, authorized to execute notices, reports and other documents on behalf of any Loan Party required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.
“Availability” shall mean, as of the date of determination, an amount, which equals the lesser of (i) the difference (if a positive number) between the amount of the Revolving Credit Commitments as of such date, less the Revolving Facility Usage as of such date or (ii) the difference (if a positive number) between the maximum pro forma amount of the available Revolving Credit Commitments that the Borrower could draw as of such date and remain in compliance with the financial covenants contained in this Agreement, less the Revolving Facility Usage as of such date.

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“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.5.1.4 [Unavailability of Tenor of Benchmark].
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) ~~the~~ Daily ~~LIBOR Rate~~SOFR, plus 1.00%, so long as Daily ~~LIBOR Rate~~SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than the Floor, then such rate shall be deemed to be the Floor. Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs. Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs] or Section 4.4.2 [Illegality], to the extent any such determination affects the calculation of the Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.
“Base Rate Loan” shall mean a Loan that bears interest based on the Base Rate.
“Base Rate Option” shall mean (i) the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Revolving Credit Base Rate Option] or (ii) the option of the Borrower to have Swingline Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Swingline Base Rate Option], as the context requires.
“Benchmark” shall mean, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent

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that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.5 [Benchmark Replacement Setting].
“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1)    the sum of: (A) Daily SOFR and (B) the SOFR Adjustment; or
(2)    the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;
provided that if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” shall mean a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

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(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;
For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean, the occurrence of one or more of the following events, with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any

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Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.5 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.5 [Benchmark Replacement Setting].
“Beneficial Owner” shall mean each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.
“Benefit Plan” shall mean any of (a) an ~~"~~“employee benefit plan~~"~~” (as defined in ERISA) that is subject to Title I of ERISA, (b) a ~~"~~“plan~~"~~” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 2975 of the Code) the assets of any such ~~"~~“employee benefit plan~~"~~” or ~~"~~“plan~~"~~”.
“Black Lung Act” shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.
~~Borrower shall mean The North American Coal Corporation, a corporation organized and existing under the laws of the State of Delaware.~~
“Blocked Property” shall mean any property: (a) owned, directly or indirectly, by a Sanctioned Person; (b) due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) located in a Sanctioned Jurisdiction; or (e) that otherwise could cause any actual violation by the Lenders, Administrative Agent, or Collateral Agent of any applicable Sanctions if the Lenders, Administrative Agent or Collateral Agent were to obtain an encumbrance on, lien on, pledge of, or security interest in such property, or provide services in consideration of such property.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph hereto.
“Borrowing Date” shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.
“Borrowing Tranche” shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a ~~LIBOR~~Term SOFR Rate Option applies which become subject

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to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.
“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent) ~~and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market~~; provided that, for purposes of any direct or indirect calculation or determination of, or when used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.
“Cash Collateralize” shall mean, to deposit in a Controlled Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lender or the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. ~~"~~“Cash Collateral~~"~~” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Capital Expenditures” shall mean for any period, with respect to any Person, the aggregate of all cash expenditures by such Person for the acquisition of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person, but excluding (a) expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced and (b) expenditures made to fund the purchase price for assets acquired in any acquisitions permitted under this Agreement.
“Cash Management Agreements” shall have the meaning ~~specified~~assigned to such term in Section 2.5.6 [Swingline Loans Under Cash Management Agreements].
“Cash Management Bank ~~means~~” shall mean any Person that, at the time it enters into an Other Lender Provided Financial Service Product, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Other Lender Provided Financial Service Product.
“CEA” shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

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“Certificate of Beneficial Ownership” shall mean a certificate in form and substance acceptable to the Administrative Agent (as the form of such certificate may be modified by the Administrative Agent from time to time), certifying, among other things, the Beneficial Owner of the Borrower.
“CFC Debt” shall mean intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.
“CFTC” shall mean the Commodity Futures Trading Commission.
“Change in Control” shall mean each and every issue, sale or other disposition of shares of stock of the Borrower which results in any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act) or related persons (other than (i) NACCO or any of its Affiliates or (ii) the Permitted Holders) constituting a group (as such term is used in Rule 13d 5 under the Exchange Act), becoming the ~~"~~“beneficial owners~~"~~” (as such term is used in Rule 13d 3 under the Exchange Act as in effect on the Closing Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the ~~Borrower's~~Borrower’s voting stock.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a ~~"~~“Change in Law~~"~~”, regardless of the date enacted, adopted, issued, promulgated or implemented.
“CIP Regulations” shall have the meaning ~~specified~~assigned to such term in Section 10.10 [No Reliance on Administrative ~~Agent's~~Agent’s Customer Identification Program].
“Closing Date” shall mean ~~the Business Day on which the first Loan shall be made, which shall be~~ November 12, 2021.
“Coal Act” shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

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“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“Collateral” shall mean all of the ~~"~~“Collateral~~"~~” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.
~~Collateral Agent shall mean PNC Bank, National Association, in its capacity as collateral agent hereunder or any successor collateral agent.~~
“Collateral Documents” shall mean the Security Agreement, the Pledge Agreement, the IP Security Agreement, the Mortgage[s], and any other agreement, document or instrument granting a Lien in Collateral for the benefit of the Secured Parties.
“Commitment” shall mean, as to any Lender, its Revolving Credit Commitment, and, in the case of PNC (in its capacity as the Swingline Loan Lender), its Swingline Loan Commitment (but not the aggregate of its Revolving Credit Commitment and its Swingline Loan Commitment), and “Commitments” means the aggregate of the Revolving Credit Commitments of all of the Lenders.
“Commitment Fee” shall have the meaning ~~specified~~assigned to such term in Section 2.2 [Commitment Fees].
“Communications” shall have the meaning ~~as is specified~~assigned to such term in Section ~~11.5.3~~11.5.3.2 [Platform].
“Compliance Authority” means (a) the United States government or any agency or political subdivision thereof, including, without limitation, the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of the Treasury and its Office of Foreign Assets Control, and the U.S. Customs and Border Protection agency; (b) the government of Canada or any agency thereof; (c) the European Union or any agency thereof; (d) the government of the United Kingdom or any agency thereof; and (e) the United Nations Security Council.
“Compliance Certificate” shall have the meaning ~~specified~~assigned to such term in Section 8.3.3 [Certificate of the Borrower].
“Conforming Changes” shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or

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operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Debt” shall mean, without duplication, (a) all liabilities of the Borrower and its Consolidated Subsidiaries for borrowed money, including liabilities for borrowed money secured by any real or personal property of any kind of the Borrower and its Consolidated Subsidiaries, which are payable within one year plus (b) the aggregate amount of any Guaranty by the Borrower or any of its Consolidated Subsidiaries of liabilities of the type described in the foregoing clause (a) except:
(i)    any liabilities which are renewable or extendable at the option of the debtor to a date in excess of one year;
(ii)    any liabilities, although payable in one year, which constitute principal payments on indebtedness expected to mature more than one year from their creation; and
(iii)    any liabilities to reimburse the issuer of letters of credit or other surety instruments, which letters of credit or other sureties are not drawn.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus the sum of (i) to the extent deducted in computing such Consolidated Net Income and without duplication, (A) income tax expense, (B) Consolidated Interest Expense, (C) depreciation and amortization expense, (D) depletion expense, (E) Office and Building Lease Payments in accordance with the Accounting Standards Update 2016-02 Leases ASC 842 and (F) the product of (1) equity in earnings of unconsolidated Affiliates multiplied by (2) the tax rate of such unconsolidated Affiliates divided by (3) (1 minus such tax rate), ~~and~~ (ii) the aggregate amount of equity advances and capital contributions made to the Borrower or any of its Consolidated Subsidiaries in cash during such period or within thirty (30) days following the end of such period and specifically designated for allocation to such period and not in the period in which made, (iii) any proceeds of business interruption insurance and (iv) without duplication of clause (i)(F) above, an amount equal to the lesser of (1) actual distributions received by the Borrower or any of its Consolidated Subsidiaries from any Unrestricted Subsidiary or any Person which is accounted for by the Borrower on the equity method of accounting and (2) the sum of (x) the percentage of the Borrower or any of its Consolidated Subsidiary’s ownership in any such

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Unrestricted Subsidiary or Person multiplied by (y) EBITDA of such Unrestricted Subsidiary or Person; provided that there shall be excluded from such calculation, to the extent included in Consolidated Net Income for such period, (a) non-cash extraordinary items of gain or loss, (b) non-recurring gains or losses including gains and losses from the sale of assets, (c) any income realized in connection with advanced payments with respect to contracts that are cancelled (but excluding any cash payment resulting from such cancelled contracts, including, but not limited to, any cash payment under the coal sales agreement between Falkirk Mining Company and Great River Energy), ~~including, without limitation, advanced payments arising under the contract mining agreement between Bisti Fuels Company, LLC and Navajo Transitional Energy Company, LLC,~~ (d) any Restricted Payments made during such period, and (e) any items of gain or loss of any Person (other than a Person in which the Borrower owns all of the outstanding equity interests) which is accounted for by the Borrower on the equity method of accounting, except to the extent of clauses (i)(F) or (iv) above. For purposes of calculating Consolidated EBITDA for any period, if during such period the Borrower or any of its Subsidiaries shall have acquired the equity interest of any Person which becomes a Subsidiary of the Borrower or acquired all, substantially all or a substantial part of the operating assets of any Person or disposed of all or substantially all of the equity interest in any Subsidiary or all or substantially all of the operating assets of any Subsidiary of the Borrower or a substantial part of the assets of the Borrower, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such acquisition or disposition occurred on the first day of such period.
As used in this definition of Consolidated EBITDA, a sale, lease or other disposition of assets shall be deemed to be a ~~"~~“substantial part~~"~~” of the assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a ~~"~~“substantial part~~"~~” any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Borrower to any Wholly-Owned Subsidiary or from any Subsidiary to the Borrower or a Wholly-Owned Subsidiary.
“Consolidated Funded Debt” shall mean:
(i)    liabilities of the Borrower and its Consolidated Subsidiaries for borrowed money, including liabilities for borrowed money secured by any lien existing on any real or personal property of any kind owned by the Borrower or its Consolidated Subsidiaries (whether or not those liabilities have been assumed), other than Consolidated Current Debt and Indebtedness of the Borrower owed to any of its Subsidiaries;
(ii)    any Obligations in connection with any capital leases of the Borrower and its Consolidated Subsidiaries; and

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(iii)    the aggregate amount of any Guaranty by the Borrower or any of its Consolidated Subsidiaries of liabilities of the types described in the foregoing clause (i) and (ii) other than Guaranties which constitute Consolidated Current Debt.
“Consolidated Interest Coverage Ratio” shall mean at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended as of such date to (b) Consolidated Interest Expense for such period of four consecutive fiscal quarters taken as a single accounting period.
“Consolidated Interest Expense” shall mean for any period, the sum of (i) interest expense of the Borrower and its Consolidated Subsidiaries for such period (including imputed interest on any Obligations in connection with any capital leases), determined on a consolidated basis in accordance with GAAP and (ii) letter of credit fees paid by the Borrower with respect to Net Consolidated Debt for such period. For purposes of calculation of Consolidated Interest Expense for any period, if during such period the Borrower or any Subsidiary of the Borrower shall have acquired the equity interest of any Person which becomes a Subsidiary of the Borrower or acquired all, substantially all or a substantial part of the operating assets of any Person or disposed of all or substantially all of the equity interest in any Subsidiary or all or substantially all of the operating assets of any Subsidiary of the Borrower or a substantial part of the assets of the Borrower, Consolidated Interest Expense for such period shall be calculated after giving pro forma effect to any Consolidated Funded Debt incurred or assumed in connection with the any such acquisition and to any Consolidated Funded Debt assumed by a third party or otherwise discharged in connection with any such disposition as if such Consolidated Funded Debt has been incurred or discharged as of the first day of such period.
As used in this definition of Consolidated Interest Expense, a sale, lease or other disposition of assets shall be deemed to be a ~~"~~“substantial part~~"~~” of the assets of the Borrower and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Borrower and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a ~~"~~“substantial part~~"~~” any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Borrower to any Wholly-Owned Subsidiary or from any Subsidiary to the Borrower or a Wholly-Owned Subsidiary.
“Consolidated Net Income” shall mean with reference to any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for all deferred income taxes) and all other items required to be deducted in the course of the preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries in accordance with GAAP.

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“Consolidated Subsidiary” shall mean each Subsidiary that is included in the consolidated balance sheet of the Borrower prepared in accordance with GAAP, other than any Project Mining ~~Subsidiaries~~Subsidiary and any Unrestricted Subsidiary.
“Consolidated Total Assets” shall mean, as of any date of determination, (a) the total amount of all assets of the Borrower and its Consolidated Subsidiaries as such amounts would be shown as assets on a Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of such time prepared in accordance with GAAP, minus (b) to the extent included in clause (a), all amounts properly attributable to minority interest, if any, in the stock and surplus of Consolidated Subsidiaries.
“Contamination” shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. ~~"~~“Controlling~~"~~” and ~~"~~“Controlled~~"~~” have meanings correlative thereto.
“Controlled Account” shall mean each deposit account and securities account that is subject to an account control agreement in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender.
“Covered Entity” shall mean (a) the Borrower, each of the Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
“Daily ~~LIBOR Rate~~SOFR” shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent ~~by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower. Notwithstanding the foregoing, if the Daily LIBOR Rate~~ (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, in

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each case, as such SOFR is published by the NYFRB (or a successor administrator of the secured overnight financing rate) on the website of the NYFRB, at http://www.newyorkfed.org, or any successor source identified by the NYFRB or its successor administrator for the secured overnight financing rate from time to time. If Daily SOFR as determined above would be less than ~~zero percent (0.00%), such rate~~the Floor, then Daily SOFR shall be deemed to be ~~zero percent (0.00%) for purposes of this Agreement.~~the Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily SOFR for no more than 3 consecutive SOFR Rate Days. If and when Daily SOFR as determined above changes, any applicable rate of interest based on Daily SOFR will change automatically without notice to the Borrower, effective on the date of any such change.
“Daily SOFR Option” shall mean the option of the Borrower to have Swingline Loans bear interest at the rate and under the terms set forth in Section 4.1.1(i) [Swingline Daily SOFR Option].
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Defaulting Lender” shall mean, subject to Section 2.9.1.4 [Defaulting Lender Cure], any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Lender, the Swingline Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant

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to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.9.1.4 [Defaulting Lender Cure]) upon delivery of written notice of such determination to the Borrower, the Issuing Lender, the Swingline Loan Lender and each Lender.
“Dollar,” “Dollars,” “U.S. Dollars” and ~~the symbol~~ “$” shall mean lawful money of the United States of America.
“Domestic Subsidiary” shall mean any Subsidiary of the Borrower that is organized under the Laws of any political subdivision of the United States.
“Drawing Date” shall have the meaning ~~specified~~assigned to such term in Section ~~2.8.3~~2.8.3.1 [Disbursements, Reimbursement].
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

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“Effective Federal Funds Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the ~~Federal Reserve Bank of New York~~NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the ~~"~~“Effective Federal Funds Rate~~"~~” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the ~~"~~“Effective Federal Funds Rate~~"~~” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced. Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than ~~zero percent (0.00%)~~the Floor, such rate shall be deemed to be ~~zero percent (0.00%)~~the Floor for purposes of this Agreement.
“Eligible Assignee” shall ~~means~~mean any Person that meets the requirements to be an assignee under Section 11.8.2(iv) [Assignment and Assumption Agreement], (v) [No Assignment to Certain Persons] and (vi) [No Assignment to Natural Persons] (subject to such consents, if any, as may be required under Section 11.8.2(iii) [Required Consents]).
“Eligible Contract Participant” shall mean an ~~"~~“eligible contract participant~~"~~” as defined in the CEA and regulations thereunder.
“Eligibility Date” shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).
“Embargoed Property” shall mean any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual ~~or possible~~ violation by the Lenders, Administrative Agent or Collateral Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of or security interest in such property, or provide services in consideration of or relating to such property.
“Energy Transition Infrastructure Subsidiary” shall mean any Subsidiary of the Borrower that is primarily engaged in any businesses, operations, or activities relating, incidental, or ancillary to energy transition, renewable energy (including solar and wind), alternative energy project development, or the generating, marketing, and storing of electricity; provided that, Energy Transition Infrastructure Subsidiary shall not include any Subsidiary that is primarily engaged in the same or similar business as any Loan Party.

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“Environmental Complaint” shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.
“Environmental Indemnity” shall mean the Environmental Indemnity Agreement, executed by the Loan Parties in favor of the Administrative Agent for the ratable benefit of the Secured Parties relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties that is subject to a Mortgage.
“Environmental Laws” shall mean all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives or policies or programs issued by or entered into with an Official Body having the force and effect of Law and pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to Regulated Substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (vi) the presence of Contamination; (vii) the protection of endangered or threatened species and (viii) the protection of Environmentally Sensitive Areas.
“Environmentally Sensitive Area” shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
“ERISA Affiliate” shall mean, at any time, any trade or business (whether or not incorporated) under common control with the Borrower and/or otherwise treated as a single employer with the Borrower under Section 414 of the Code.
“ERISA Event” shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by

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Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430.431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.
“ERISA Group” shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.
“Erroneous Payment” shall have the meaning assigned to ~~it~~such term in Section 10.15.1.
“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to ~~it~~such term in Section 10.15.2.4.
“Erroneous Payment Impacted Class” shall have the meaning assigned to ~~it~~such term in Section 10.15.2.
“Erroneous Payment Return Deficiency” shall have the meaning assigned to ~~it~~such term in Section 10.15.2.4.
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to ~~it~~such term in Section 10.15.2.4.
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
~~ESG shall have the meaning assigned to it in Section 2.13 [Sustainability Adjustments].~~

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~~ESG Amendment shall have the meaning assigned to it in Section 2.13 [Sustainability Adjustments].~~
~~ESG Amendment Effective Date shall mean June 30, 2022.~~
~~ESG Pricing Provisions shall have the meaning assigned to it in Section 2.13 [Sustainability Adjustments].~~
“Event of Default” shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an ~~"~~“Event of Default.~~"~~”
“Excess Balance Sheet Cash” shall mean the aggregate amount of Unrestricted Cash in excess of $25,000,000.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Collateral” shall mean (i) all leasehold interests in real property (A) that has a value less than $~~2,000,000~~3,000,000, or (B) that, after the exercise of commercially reasonable efforts by the Loan Parties (which shall not include the payment of consideration), the landlord under such lease has not consented to the granting of such security interest or mortgage, provided that in no case shall landlord lien waivers, estoppels and collateral access letters be required, (ii) all motor vehicles and other assets subject to certificates of title; letter of credit rights (except to the extent perfected by the filing of Uniform Commercial Code financing statements) and any commercial tort claims that has a value less than $~~2,000,000~~3,000,000, (iii) all fee-owned real property (A) located outside the United States, (B) consisting of the office building located in Bismarck, North Dakota, and/or (C) that has a value less than $~~2,000,000~~3,000,000, (iv) any assets to the extent the grant of a security interest therein is prohibited or restricted by applicable law, rule or regulation or that would require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable laws (other than proceeds of such assets, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition), (v) any leases, contracts, agreements, licenses, franchises and permits to the extent the grant of a security interest therein is prohibited or is restricted by applicable law or by the terms thereof or that would require the consent of any governmental authority or third party to such pledge or security interest, unless such consent has been obtained, in each case except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable laws (other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition) and so long as such prohibition, restriction or third party consent requirement was not created in contemplation hereof, (vi) equipment and assets that are subject to a lien securing a purchase money, capital lease, project financing or similar obligation permitted to be incurred under the loan documentation, if the underlying contract or other agreement associated therewith prohibits or restricts the creation of any other lien on such equipment and other assets (including any requirement to obtain the consent of a third party or if

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the granting of a lien on such assets would trigger the termination (or a right of termination) of any such purchase money or capital lease agreement pursuant to any “change of control” or similar provision or the ability for any third party to amend in a materially adverse manner any rights, benefits and/or obligations of the Loan Parties in respect of those assets or which require any Loan Party or any subsidiary of any Loan Party to take any action materially adverse to the interests of that subsidiary or any Loan Party), except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable laws (other than proceeds thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable laws notwithstanding such prohibition) and so long as no such contractual provision was not entered into in contemplation hereof, (vii) equity interests in (a) non-wholly owned partnerships, joint ventures and any non-wholly owned subsidiary, in each case, to the extent that the organizational documents or other agreements with other equity holders restrict or do not permit the pledge of such equity interests or would require the consent of any third party to such pledge or security interest, unless such consent has been obtained, except to the extent such prohibition or restriction is ineffective under the Uniform Commercial Code or other applicable law, and (b) Excluded Subsidiaries, (viii) any “intent to use” trademark applications prior to the filing of statement of use, (ix) payroll, withholding, escrow, defeasance, redemption, disbursement and trust accounts and any cash or cash equivalents held or received therein, in each case, on behalf of third parties (other than the Borrower or any Guarantor), (x) margin stock, (xi) assets of the Borrower or Guarantors that the Administrative Agent determine to exclude as Collateral in accordance with Section 8.1.11.4 [Exclusions], (xii) all surface and coal interests of Mississippi Lignite Mining Company, (xiii) all surface and coal interests of North American Coal Royalty Company and NACCO Properties, LLC located in Choctaw County, Mississippi, (xiv) any real property (including mineral rights) or personal property of Catapult Mineral Partners, LLC, NACCO Properties, LLC and North American Coal Royalty Company that cannot be perfected by the filing of a Uniform Commercial Code financing statement, (xv) the Bucyrus Erie Model 770 electric walking dragline, serial number 118913 owned by ~~The North American Coal~~NACCO Natural Resources Corporation, (xvi) the ~~P&H Model No. 2355 Walking Dragline, Serial No. E52160~~MTECK 825E, serial number 006 owned by ~~The~~NACCO Natural Resources Corporation, (xvii) the MTECK 2100E dragline, serial number 1 owned by North American ~~Coal Corporation~~Mining, LLC, and (~~xvii~~xviii) voting equity interests of any Foreign Subsidiaries or Foreign Subsidiary Holding Companies (a) in excess of 65% of each class of equity interests of such CFC Foreign Subsidiary or Foreign Subsidiary Holdco entitled to vote or (b) to the extent the Administrative Agent and the Borrower mutually determine that the grant of a security interest therein would result in any adverse tax consequences.
“Excluded Hedge Liability or Liabilities” shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the

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following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
“Excluded Subsidiary” shall mean those entities set forth on Schedule 1.1(E) and any additional Subsidiary acquired or created which (i) is not a Wholly-Owned Subsidiary, (ii) is party to a joint venture agreement, (iii) is an Immaterial Subsidiary, (iv) is a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary, (v) is a Foreign Holding Company, (vi) is prohibited by law or contractual obligation from providing a guaranty, (vii) is party to any agreement with a third-party that provides such counterparty with the right to purchase the equity of, or substantially all of the assets of, such Subsidiary ~~and~~, (viii) is an Unrestricted Subsidiary, and (ix) is excluded by the Administrative Agent and the Borrower mutually determining that the cost or burden of obtaining the guaranty (including any adverse tax consequences) outweigh the benefit to the Lenders.
“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.7.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.10.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such ~~Lender's~~Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such ~~Recipient's~~Recipient’s failure to comply with Section 5.10.7 [Status of Lenders] and (iv) any Taxes imposed under FATCA.

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“Executive Order No. 13224” shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Existing Credit Agreement ~~shall mean as is specified in the opening paragraphs to this Agreement~~” shall have the meaning assigned to such term in the recitals.
“Existing Letters of Credit” shall mean those letters of credit existing on the ~~Closing~~First Amendment Effective Date and identified on Schedule 2.9.1.
“Expiration Date” shall mean, with respect to the Revolving Credit Commitments, ~~November 12, 2025~~September 16, 2028.
“Facilities” shall ~~means~~mean the Revolving Credit Facility.
“Facility Termination Date ~~means~~” shall mean the date as of which all of the following shall have occurred: (a) the aggregate Commitments have been terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due and (ii) obligations and liabilities under any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product (other than any such obligations for which written notice has been received by the Administrative Agent that either (x) amounts are currently due and payable under such Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product, as applicable, or (y) no arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which have been Cash Collateralized or other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and the Issuing Lender, including the provision of cash collateral, shall have been made).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any intergovernmental agreement, treaty or convention among any Official ~~Bodiesy~~Bodies and implementing such Sections of the Code.
“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.
“First Amendment” shall mean that certain First Amendment to Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among the

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Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” shall mean September 17, 2024.
“Fixed Charge Coverage Ratio” shall mean the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding such date of determination taken as a single accounting period as of the date of determination minus the amount actually paid in cash by the Borrower and its Subsidiaries during such period on account of Capital Expenditures (excluding any such Capital Expenditures that have been financed with Indebtedness (other than Loans)) for such period to (ii) Fixed Charges.
“Fixed Charges” shall mean for any period of determination the sum (without duplication) of interest expense, income taxes, scheduled principal installments on Indebtedness (as adjusted for prepayments), and Restricted Payments paid in cash (other than distributions in accordance with Section 8.2.5(iv)), for such period determined and consolidated in accordance with GAAP.
“Floor” shall mean 0.00%.
“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.
“Foreign Currency Hedge Liabilities” shall mean as is specified in the definition of Lender Provided Foreign Currency Hedge.
“Foreign Lender” shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” shall mean any Subsidiary of the Borrower that is organized under the Laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“Foreign Subsidiary Holding Company” shall mean any Subsidiary of the Borrower all or substantially all of the assets of which are comprised, directly or indirectly, of Equity Interests in one or more Foreign Subsidiaries, or CFC Debt.
“Fronting Exposure” shall mean, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter

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of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Loan Lender, such Defaulting Lender’s Ratable Share of outstanding Swingline Loans made by such Swingline Loan Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.
“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” shall mean generally accepted accounting principles as are in effect in the United States from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.
“Government Official” shall mean any officer, employee, official, representative, or any Person acting for or on behalf of any Official Body, government-owned or government-controlled association, organization, business, or enterprise, or public international organization, any political party or official thereof and any candidate for political office.
“Guarantors” shall mean, collectively, (a) as of the ~~Closing~~First Amendment Effective Date, each Subsidiary listed as a Guarantor on Schedule 1.1(b), (b) each direct or indirect Domestic Subsidiary of the Borrower (other than Excluded Subsidiaries) required to become a Guarantor pursuant to Section 8.1.11.1 [Additional Domestic Subsidiaries], and (~~b~~c) any other Person that is from time to time party to the Guaranty Agreement or any other agreement pursuant to which it guarantees the Obligations or any portion thereof .
“Guaranty Agreement” shall mean the Continuing Agreement of Guaranty and Suretyship, dated ~~of even date herewith~~November 12, 2021, executed and delivered by each of the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties.
“Guaranty Joinder” shall mean a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit 1.1(G).
“Guaranty” shall mean, in respect of any Person ~~shall mean~~, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
“Hedge Bank” shall mean any Person that, at the time it enters into a Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge, is a Lender or an

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Affiliate of a Lender, in its capacity as a party to such Lender Provided Foreign Currency Hedge or Lender Provided Interest Rate Hedge.
“Hedge Liabilities” shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
~~Hedge Termination Value shall mean, in respect of any one or more interest rate hedges, commodity hedges and/or foreign currency hedges, after taking into account the effect of any legally enforceable netting agreement relating to such interest rate hedges, commodity hedges and/or foreign currency hedges, (a) for any date on or after the date such interest rate hedges, commodity hedges and/or foreign currency hedges have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such interest rate hedges, commodity hedges and/or foreign currency hedges, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such interest rate hedges, commodity hedges and/or foreign currency hedges (which may include an interest rate hedge bank, a commodity hedge bank or foreign currency hedge bank, as applicable).~~
“ICC” shall have the meaning ~~specified~~assigned to such term in Section 11.11.1 [Governing Law].
“Immaterial Subsidiary” shall mean at any time of determination, any Subsidiary of the Borrower that has (A) total assets (after elimination of intercompany items) ~~in an aggregate less than~~not exceeding 5.0% of the consolidated total assets of the Borrower ~~as of~~for the most recently ended fiscal quarter for which financial statements are then available, and (B) total EBITDA (after elimination of intercompany items) ~~of all Immaterial Subsidiaries in the aggregate at any time does not exceed an amount equal to~~not exceeding 5.0% of Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements are then available so long as, in the case of all Subsidiaries considered Immaterial Subsidiaries, the (A) total assets (after elimination of intercompany items) of all Immaterial Subsidiaries in the aggregate ~~at any time~~ do not exceed ~~an amount equal to~~ 10.0% of the consolidated total assets of the Borrower ~~as of~~for the most recently ended fiscal quarter for which financial statements are then available, and (B) total EBITDA (after elimination of intercompany items) of all Immaterial Subsidiaries in the aggregate ~~at any time~~ does not exceed ~~an amount equal to~~ 10.0% of Consolidated EBITDA of the Borrower for the most recently ended period of four fiscal quarters for which financial statements are then available. As of the ~~Closing~~First Amendment Effective Date, the entities set forth on Schedule 1.1(I) shall constitute the Immaterial Subsidiaries.
“Increasing Lender” shall have the meaning assigned to ~~that~~such term in Section ~~2.12~~2.12.1 [Increase in Revolving Credit Commitments].
“Indebtedness” shall mean, as to any Person at any time, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the

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deferred purchase price of property or services (other than trade payables incurred in the ordinary course of such Person’s business and amounts owed to NACCO under the Tax Sharing Agreement and/or in respect of state or local taxes paid by NACCO on behalf of the Borrower and its Subsidiaries), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, surety bonds or similar extensions of credit, (g) net reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (h) (1) in respect of any outstanding Letters of Credit issued under the Unrestricted Subsidiary L/C Sublimit, the aggregate amount that is available to be drawn under such Letters of Credit on such date, and (2) in respect of any other outstanding Letters of Credit, the aggregate amount in excess of $50,000,000 that is available to be drawn under such Letters of Credit on such date, (i) all Indebtedness of others referred to in clauses (a) through (~~g~~h) above or clause (~~i~~j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (~~i~~j) all Indebtedness referred to in clauses (a) through (~~h~~i) above secured by any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
“Indemnified Taxes” shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.
“Indemnitee” shall have the meaning ~~specified~~assigned to such term in Section 11.3.2 [Indemnification by the Borrower].
“Information” shall mean all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.

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“Insolvency Proceeding” shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such ~~Person's~~Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.
“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated of even date herewith, executed and delivered by each of the Loan Parties in favor to the Administrative Agent for the benefit of the Secured Parties.
“Interest Period” shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the ~~LIBOR~~Term SOFR Rate Option. Subject to the last sentence of this definition, such period shall be one month, three months or six ~~Months~~months. Such Interest Period shall commence on the effective date of such ~~Interest~~Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the ~~LIBOR~~Term SOFR Rate Option if the Borrower is renewing or converting to the ~~LIBOR~~Term SOFR Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, ~~and~~ (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date~~.~~, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Interest Rate Hedge” shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, any Loan Party of increasing floating rates of interest applicable to Indebtedness.
“Interest Rate Hedge Liabilities ~~means~~” shall mean as is specified in the definition of Lender Provided Interest Rate Hedge.
“Interest Rate Option” shall mean any ~~LIBOR~~Term SOFR Rate Option, Daily SOFR Option or Base Rate Option.
“International Trade Laws” means all Laws enforced by a Compliance Authority relating to export controls, customs and anti-boycott measures.

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“IP Security Agreement” shall mean the Patent, Trademark and Copyright Security Agreement, dated ~~of even date herewith~~November 12, 2021, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties.
“IRS” shall mean the United States Internal Revenue Service.
“ISP98” shall have the meaning ~~specified~~assigned to such term in Section 11.11.1 [Governing Law].
“Issuing Lender” shall mean (i) PNC, in its individual capacity as issuer of Letters of Credit hereunder ~~and~~in an aggregate amount not to exceed $[110,000,000], (ii) KeyBank National Association, in its individual capacity as issuer of Letters of Credit hereunder in an aggregate amount not to exceed $35,000,000, and (iii) any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder; provided that, in no event shall the aggregate amount of issued and outstanding Letters of Credit of all Issuing Lenders exceed the Letter of Credit Sublimit.
“Joint Venture” shall mean a non-wholly owned corporation, partnership, limited liability company or other entity of the Borrower or any of its Subsidiaries in which the Borrower and its Subsidiaries hold, directly or indirectly, no less than a 10% equity interest.
~~KPIs shall have the meaning assigned to it in Section 2.13 [Sustainability Adjustments].~~
“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.
“Lender Provided Foreign Currency Hedge” shall mean a Foreign Currency Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the Hedge Bank providing any Lender Provided Foreign Currency Hedge (the ~~"~~“Foreign Currency Hedge Liabilities~~"~~”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be ~~"~~“Obligations~~"~~” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this

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Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].~~]~~
“Lender Provided Interest Rate Hedge” shall mean an Interest Rate Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the Hedge Bank providing any Lender Provided Interest Rate Hedge (the ~~"~~“Interest Rate Hedge Liabilities~~"~~”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents, be ~~"~~“Obligations~~"~~” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].
“Lenders” shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender. For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, ~~"~~“Lenders~~"~~” shall include any Affiliate of a Lender to which such Obligation is owed. Unless the context requires otherwise, the term ~~"~~“Lenders~~"~~” includes the Swingline Loan Lender, but not the Issuing Lender.
“Lending Office” shall mean, as to the Administrative Agent, the Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit ~~shall mean as is specified~~” shall have the meaning assigned to such term in Section 2.8.1 [Issuance of Letters of Credit].  ~~As of the Closing Date,~~Schedule 2.8.1 sets forth each of the ~~Existing~~issued and outstanding Letters of Credit ~~shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder~~as of the First Amendment Effective Date.
“Letter of Credit Borrowing” shall have the meaning ~~specified~~assigned to such term in Section ~~2.8.3~~2.8.3.3 [Disbursements, Reimbursement].
“Letter of Credit Fee” shall have the meaning ~~specified~~assigned to such term in Section 2.8.2 [Letter of Credit Fees].
“Letter of Credit Obligation” shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if

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any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.
“Letter of Credit Sublimit” shall have the meaning ~~specified~~assigned to such term in Section 2.8.1 [Issuance of Letters of Credit].
~~LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent's discretion, to the nearest 1/100 of 1%) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.~~
~~The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.~~
~~LIBOR Rate Loan shall mean any Loan to which the LIBOR Rate Option applies.~~
~~LIBOR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1.1(ii) [Revolving Credit LIBOR Rate Option].~~
~~LIBOR Reserve Percentage shall mean as of any day the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding or in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.~~

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“Lien” shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).
“Liquidity” shall mean, as of any date of determination, Availability plus Unrestricted Cash.
“LLC Division” shall mean, in the event ~~a~~the Borrower or a Guarantor is a limited liability company, (a) the division of ~~any such~~the Borrower or any such Guarantor into two or more newly formed limited liability companies (whether or not ~~such~~the Borrower or such Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the Laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.
“Loan Documents” shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Documents, the Guaranty Agreement, the Environmental Indemnity, the Intercompany Subordination Agreement, the Notes, and any other instruments, certificates or documents delivered in connection herewith or therewith.
“Loan Parties” shall mean the Borrower and the Guarantors.
“Loan Request” shall have the meaning ~~specified~~assigned to such term in Section ~~2.4~~2.4.1 [Revolving Credit Loan Requests; Swingline Loan Requests].
“Loans” shall mean collectively and Loan shall mean separately all Revolving Credit Loans or Swingline Loans, or any Revolving Credit Loan or Swingline Loan.
“Material Adverse Change” shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties and their Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties and their Subsidiaries taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

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“Material Contract” shall mean each coal or other supply or services contract to which the Borrower or any Subsidiary is a party and which provides for annual payments to the Borrower or any Subsidiary which are expected to be in excess of $5,000,000.
“Minimum Collateral Amount” shall mean, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lender in their sole discretion.
~~Month, with respect to an Interest Period under the LIBOR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBOR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.~~
“Mortgage” shall mean each deed of trust, mortgage or other similar instrument granting a Lien in real property now or hereafter executed and delivered to the Administrative Agent for the benefit of the Secured Parties.
“MSHA” shall mean the U.S. Department of ~~Labor's~~Labor’s Mine Safety and Health Administration.
“MSHA Industry Injury-Incident Rate” shall mean the average MSHA Injury-Incident Rate published by MSHA in the 12-month MSHA Mine Injury and Worktime report (preliminary or final) for All Coal, Surface Mines, Strip Mines for industry operators.
“MSHA Injury-Incident Rate” shall mean for the Borrower’s Subsidiaries that are active surface coal mining operators per MSHA, taken as a whole, and for any period, the ratio of (i) (a) the number of employee MSHA recordable injuries for such period multiplied by (b) 200,000, and (ii) the number of the Borrower’s Subsidiaries’ employee-hours worked for such period. The terms “injuries” and “employee hours” and any categorization shall be construed, interpreted and calculated based on MSHA guidelines.
“MSHA Compliant Injury-Incident Rate Measurement Period” shall mean ~~the period beginning on the ESG Amendment Effective Date and~~ each fiscal quarter ~~thereafter~~ in which the Borrower furnishes to the Sustainability Coordinator for review and recommendation to the Administrative Agent a Compliance Certificate concurrently with the financial statements required by Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements], as applicable, demonstrating the Borrower’s compliance with the MSHA Injury-Incident Rate Target.
“MSHA Non-Compliant Injury-Incident Rate Measurement Period” shall mean each fiscal quarter in which the Borrower (i) furnishes to the Sustainability Coordinator for

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review and recommendation to the Administrative Agent a Compliance Certificate concurrently with the financial statements required by Section 8.3.1 [Quarterly Financial Statements] or Section 8.3.2 [Annual Financial Statements], as applicable, demonstrating the Borrower’s non-compliance with the MSHA Injury-Incident Rate Target, or (ii) fails to furnishes to the Sustainability Coordinator for review and recommendation to the Administrative Agent a Compliance Certificate concurrently with the financial statements required by Section 8.3.1 [Quarterly Financial Statements] and Section 8.3.2 [Annual Financial Statements], as applicable, demonstrating the Borrower’s compliance or non-compliance with the MSHA Injury-Incident Rate Target.
“MSHA Unavailable Injury-Incident Rate Measurement Period” shall mean each fiscal quarter in which the information needed to compute the MSHA Injury-Incident Rate is no longer published.
“MSHA Injury-Incident Rate Target” shall mean for any fiscal quarter, the MSHA Injury-Incident Rate of each Subsidiary of Borrower that are active surface coal mining operators as designated by MSHA, taken as a whole, for such prior twelve (12) month period is less than the MSHA Industry Injury-Incident Rate. Borrower shall calculate compliance with the MSHA Injury-Incident Rate Target within five (5) Business Days after the end of each fiscal quarter based on the most recent available data published by MSHA for both industry and the Borrower’s applicable Subsidiaries that are active surface coal mining operators per MSHA (“MSHA Injury-Incident Rate Calculation Date~~)~~”).
“Multiemployer Plan” shall mean any employee pension benefit plan which is a ~~"~~“multiemployer plan~~"~~” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions, or to which the Borrower or any member of the ERISA Group has any liability (contingent or otherwise).
“NACCO” shall mean NACCO Industries, Inc., a Delaware corporation.
“Net Consolidated Debt” shall mean the total amount of net Consolidated Current Debt and net Consolidated Funded Debt of the Borrower and its Consolidated Subsidiaries outstanding on the date of determination, after eliminating all offsetting debits and credits between the Borrower and its Consolidated Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of the Borrower and its Consolidated Subsidiaries.
“Net Debt/EBITDA Ratio” shall mean, as of the end of any date of determination, the ratio of Net Consolidated Debt at such date minus ~~the lesser of (i) the amount of unrestricted cash at such date and (ii) $10,000,000~~Unrestricted Cash in an amount not to exceed $25,000,000, to Consolidated EBITDA for the period of four consecutive fiscal quarters immediately preceding such date of determination taken as a single accounting period.

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“Net Proceeds” shall mean, with respect to any sale of property by the Borrower or any Subsidiary, the net proceeds from such sale received by the Person, net of:
(a)    actual expenses and fees relating to such sale (including, without limitation, legal, accounting and investment banking fees, sales commissions and relocation expenses);
(b)    taxes paid or payable or estimated by the Borrower (in good faith) to be payable in connection with such sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions or any tax sharing arrangements;
(c)    repayment or prepayment of any Indebtedness that is required to be repaid or prepaid in connection with such sale;
(d)    provision for minority interest holders in any Subsidiary as a result of such sale;
(e)    payments of unassumed liabilities (not constituting Indebtedness ) relating to the assets or property sold at the time of, or within thirty (30) days after, the date of such sale; and
(f)    appropriate amounts to be provided by the Borrower or any Subsidiary as the case may be, as reserves in accordance with GAAP, against any liabilities associated with such sale and retained by the Borrower or any Subsidiary, as the case may be, after the sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such sale.
“New Lender” shall have the meaning assigned to ~~that~~such term in Section ~~2.12~~2.12.1 [Increase in Revolving Credit Commitments].
“Non-Consenting Lender ~~shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 11.1 [Modifications, Amendments or Waivers] and (b) has been approved by the Required Lenders.~~” shall have the meaning assigned to such term in Section 11.1.4.
“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Qualifying Party” shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.
“Non-Recourse Indebtedness” shall mean any Indebtedness other than Recourse Indebtedness.

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“Notes” shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans and in the form of Exhibit 1.1(N)(2) evidencing the Swingline Loan.
“Notices” shall have the meaning ~~specified~~assigned to such term in Section 11.5 [Notices; Effectiveness; Electronic Communication].
“NYFRB” shall mean the Federal Reserve Bank of New York.
“Obligation” shall mean any obligation or liability of any of the Loan Parties or other credit support providers specified in the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (b) any Lender Provided Interest Rate Hedge, (c) any Erroneous Payment Subrogation Rights, ~~[~~(d) any Lender Provided Foreign Currency Hedge,~~]~~  and ~~[(d)][~~(e)~~]~~  any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.
“Office and Building Lease Payments” shall mean all amounts paid to a lessor that relate to the occupancy of office or building space under an operating lease when a lease liability is required to be recognized under GAAP for such operating lease.
“Official Body” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Order” shall have the meaning ~~specified~~assigned to such term in Section 2.8.9 [Liability for Acts and Omissions].
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other

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transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Lender Provided Financial Service Product” shall mean agreements or other arrangements entered into between any Loan Party and any Cash Management Bank that provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, overdraft lines, accounts or services, or (g) foreign currency exchange.
“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.7.2 [Replacement of a Lender]).
“Overnight Bank Funding Rate” shall mean~~,~~  for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the ~~Federal Reserve Bank of New York ("~~NYFRB~~")~~, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than ~~zero~~the Floor, then such rate shall be deemed to be ~~zero~~the Floor. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
“Participant” shall have the meaning ~~specified~~assigned to such term in Section 11.8.4 [Participations].
“Participant Register” shall have the meaning ~~specified~~assigned to such term in Section 11.8.4 [Participations].
“Participation Advance” shall have the meaning ~~specified~~assigned to such term in Section ~~2.8.3~~2.8.3.3 [Disbursements, Reimbursement].
“Payment Date” shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

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“Payment In Full” and “Paid in Full” shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit.
“Payment Recipient” shall have the meaning ~~specified~~assigned to such term in Section 10.15.1.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
“Pension Plan” shall mean at any time an ~~"~~“employee pension benefit plan~~"~~” (as such term is defined in Section 3(2) of ERISA) (including a ~~"~~“multiple employer plan~~"~~” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a ~~"~~“multiple employer~~"~~” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which the Borrower or any member of the ERISA Group may have any liability (contingent or otherwise).
“Permitted Holders” shall mean, collectively, the parties to the Amended and Restated Stockholders~~'~~’ Agreement, dated as of September 28, 2012, as amended from time to time, by and among the Participating Stockholders (as defined therein) and NACCO.
“Permitted Investments” shall mean:
(i)    direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;
(ii)    commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & ~~Poor's~~Poor’s or P-1 by ~~Moody's~~Moody’s Investors Service, Inc. on the date of acquisition;
(iii)    demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & ~~Poor's~~Poor’s on the date of acquisition;
(iv)    money market or mutual funds whose investments are limited to those types of investments described in clauses (i) through (iii) above; ~~and~~

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(v)    instruments equivalent to those referred to in clauses (i) through (iv) above denominated in other currencies and comparable in credit quality and tenor to those referred to above and customarily used for short and medium term investment purposes in jurisdictions outside the United States; and
(~~v~~vii)    investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.
“Permitted Liens” shall mean:
(i)    Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(ii)    Pledges or deposits made in the ordinary course of business to secure payment of ~~workmen's~~workmen’s compensation, or to participate in any fund in connection with ~~workmen's~~workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;
(iii)    Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
(iv)    Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to commodities hedges) ~~or~~, leases and other obligations of a like nature, not in excess of the aggregate amount due thereunder, or to secure bank guarantees, letters of credit, statutory obligations, or surety, appeal, indemnity, performance or reclamation bonds or other similar ~~bonds~~arrangements (including self-bonding arrangements) required in each case for the Borrower or any Consolidated Subsidiaries and incurred in the ordinary course of business;
(v)    Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
(vi)    Liens on property leased by the Borrower or any Subsidiary of the Borrower under capital leases securing obligations of the Borrower or such Subsidiary to the lessor under such leases;
(vii)    Liens in the Collateral in favor of the Secured Parties;

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~~(viii)    Any Lien existing on the date of this Agreement and described on Schedule 1.1(P) and any renewal, extension or replacement of such Lien, provided that if such Lien secures any Indebtedness, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;~~
~~(ix)    Purchase Money Security Interests and capitalized leases to the extent permitted under Section 8.2.1(C) and 8.2.1(i)(E), as applicable;~~
~~(x)    Liens securing Indebtedness other than Recourse Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;~~
~~(xi)    Other Liens securing Recourse Debt in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;~~
(~~xii~~viii)    Liens securing Royalty Payments (as defined herein) in the ordinary course of business with respect to real property or mineral interests acquired on or after the Closing Date, whether owned or leased by the Borrower or any Subsidiary of the Borrower and other similar Liens in existence prior to the Closing Date; provided that any such Lien is not expanded to cover any other property or assets of the Borrower or any Subsidiary of the Borrower (other than proceeds of the property or assets subject to such Lien).  For Purposes of this subsection, Royalty Payments shall be defined as production payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry, but in no event shall Royalty Payments include any overriding royalties granted at the time of acquisition as a component of the consideration for the acquisition; and
(~~xiii~~ix)    The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents:
(1)    Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
(2)    Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
(3)    Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; ~~or~~and

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(4)    Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders].
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.
“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any member of the ERISA Group or any such Plan to which the Borrower or any member of the ERISA Group is required to contribute on behalf of any of its employees.
“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Agreement” shall mean the Pledge Agreement, dated ~~of even date herewith~~November 12, 2021, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties.
“PNC” shall mean PNC Bank, National Association, its successors and assigns.
“Potential Default” shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.
“Prime Rate” shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.
“Principal Office” shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.
“Project Mining Subsidiary” shall mean any Subsidiary of the Borrower (a) whose Indebtedness is Non-Recourse Indebtedness and (b) the customers of which finance or guarantee the financing and certain other obligations of such Subsidiary. Schedule 1.1(S) hereto sets forth a list of such Project Mining Subsidiaries as of the ~~Closing~~First Amendment Effective Date.
“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
~~Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period: provided that if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. dollar deposits are offered by leading banks in the~~

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~~London interbank deposit market for a one month period either (a) as published in another publication selected by the Administrative Agent or (b) in an Alternate Source (or if there shall at any time, for any reason, no longer exist any such reference or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).~~
“Qualified ECP Loan Party” shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a ~~"~~“commodity pool~~"~~” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a ~~"~~“letter of credit or keepwell, support, or other agreement~~"~~” for purposes of Section 1a(18)(A)(v)(II) of the CEA.
“Purchase Money Security Interest” shall mean Liens upon tangible personal property securing loans to the Borrower or any Subsidiary of the Borrower or deferred payments by the Borrower or such Subsidiary for the purchase of such tangible personal property.
“Ratable Share” shall mean:
(i)    with respect to a ~~Lender's~~Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto, the proportion that such ~~Lender's~~Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
(ii)    with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such ~~Lender's~~Lender’s Revolving Credit Commitment, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, ~~"~~“Ratable Share~~"~~” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting ~~Lender's~~Lender’s Commitment) represented by such ~~Lender's~~Lender’s Commitment.
“Real Property” shall mean the real property, both owned and leased, and the surface, coal, and mineral rights, interests and coal leases of the Borrower and its Subsidiaries.
“Recourse Indebtedness” shall mean, in respect of any Person ~~shall mean~~, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated

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balance sheet of such Person (other than (i) trade payables incurred in the ordinary course of business ~~and~~, (ii) amounts owed to NACCO under the Tax Sharing Agreement and/or in respect of state or local taxes paid by NACCO~~) on behalf of the Borrower and its Subsidiaries; but shall not include indebtedness~~, and (iii) Indebtedness of such Person as to which (a) no recourse may be asserted against ~~the Borrower or any of its Consolidated Subsidiaries except to the extent that such indebtedness is secured by a Lien on specified assets of the Borrower or any of its Consolidated Subsidiaries.~~such Person or (b) the sole recourse against such Person is limited to a claim against the property securing such Indebtedness).
“Recipient” shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.
“Regulated Substances” shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a ~~"~~“hazardous substance~~"~~”, ~~"~~“pollutant~~"~~”, ~~"~~“pollution~~"~~”, ~~"~~“contaminant~~"~~”, ~~"~~“hazardous or toxic substance~~"~~”, ~~"~~“extremely hazardous substance~~"~~”, ~~"~~“toxic chemical~~"~~”, ~~"~~“toxic substance~~"~~”, ~~"~~“toxic waste~~"~~”, ~~"~~“hazardous waste~~"~~”, ~~"~~“special handling waste~~"~~”, ~~"~~“industrial waste~~"~~”, ~~"~~“residual waste~~"~~”, ~~"~~“solid waste~~"~~”, ~~"~~“municipal waste~~"~~”, ~~"~~“mixed waste~~"~~”, ~~"~~“infectious waste~~"~~”, ~~"~~“chemotherapeutic waste~~"~~”, ~~"~~“medical waste~~"~~”, ~~"~~“regulated substance~~"~~” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.
“Reimbursement Obligation” shall have the meaning ~~specified~~assigned to such term in Section ~~2.8.3~~2.8.3.1 [Disbursements, Reimbursement].
“Related Parties” shall mean, with respect to any Person, such ~~Person's~~Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such ~~Person's~~Person’s Affiliates.
“Relevant Governmental Body” shall mean the Board of Governors of the Federal Reserve System and/or the NYFRB, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the NYFRB, or any successor thereto.
“Relief Proceeding” shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party (other than any Unrestricted Subsidiary) in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party (other than any Unrestricted Subsidiary) for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.
“Removal Effective Date” shall mean as is specified in Section 10.6.1.3. [Resignation of Administrative Agent]

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“Required Environmental Notices” shall mean all notices, reports, plans, forms or other filings which are required pursuant to Environmental Laws or Required Environmental Permits to be submitted to an Official Body or which otherwise must be maintained.
“Required Environmental Permits” shall mean all permits, licenses, bonds, consents, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Real Property.
“Reportable Compliance Event” shall mean that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, by, or enters into a settlement with an Official Body in connection with any ~~sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or~~applicable Anti-Corruption Law, ~~or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law~~Anti-Money Laundering Law or Sanctions; (b) any Covered Entity engages in a transaction that has caused or ~~may cause the Lenders, Administrative Agent or Collateral Agent~~would cause any Person hereunder (including the Administrative Agent, the Collateral Agent, any lead arranger, the Issuing Lender, the Lenders, and any underwriter, advisor, investor, or otherwise) to be in violation of any ~~Anti-Terrorism Laws~~applicable Anti-Corruption Law or Sanctions, including a Covered Entity’s use of any proceeds of the ~~Facilities to fund any operations in, finance any investments or activities in, or, make any payments to,~~Loans hereunder to directly or indirectly~~,~~ fund any activities or business of, with, or for the benefit of any Person that is a Sanctioned Person, or to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, in each case, in violation of Sanctions; or (c) any pledged Collateral becomes ~~Embargoed~~Blocked Property.
“Required Lenders” shall mean
(A)    If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and
(B)    If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender).
“Required Mining Permits” shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Borrower or any of its Subsidiaries to continue to conduct coal mining and related operations on, in or under the Real Property, and any and all other mining properties owned or leased by the Borrower or any such Subsidiary (collectively ~~"~~“Mining Property~~"~~”) substantially in the manner as such operations had been authorized immediately prior to ~~Borrower's or such Subsidiary's~~Borrower’s or such Subsidiary’s acquisition of its interests in the Real Property and as may be necessary for

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Borrower or such Subsidiary to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.
“Required Share” shall have the meaning assigned to such term in Section 5.12 [Settlement Date Procedures].
“Resignation Effective Date” shall mean as is specified in Section 10.6.1.1 [Resignation of Administrative Agent].
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payments” shall have the meaning ~~specified~~assigned to such term in Section 8.2.5 [Dividends and Related Distributions].
“Revolving Credit Commitment” shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled ~~"~~“Amount of Commitment for Revolving Credit Loans,~~"~~” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.
“Revolving Credit Facility” shall mean the revolving loan facility provided pursuant to Article 2.
“Revolving Credit Loans” shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.8.3 [Disbursements, Reimbursement].
“Revolving Facility Usage” shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swingline Loans, and the Letter of Credit Obligations.
~~Sanctioned Person shall mean (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State ("State"), including by virtue of being (i) named on OFAC’s list of "Specially Designated Nationals and Blocked Persons"; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union ("E.U."), including by virtue of being named on the E.U.’s "Consolidated list of persons, groups and entities subject to E.U. financial sanctions" or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom ("U.K."), including by virtue of being named on the "Consolidated List Of Financial Sanctions Targets in the U.K." or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose Laws apply to this Agreement.~~

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~~Sanctioned Jurisdiction shall mean any country, territory, or region that is the subject of sanctions administered by OFAC.~~
“Sanctioned Jurisdiction” shall mean, at any time, a country, area, territory, or jurisdiction that is the subject of comprehensive U.S. sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and Crimea region of Ukraine).
“Sanctioned Person” shall mean any Person that is (a) located in, organized under the laws of, or ordinarily resident in a Sanctioned Jurisdiction; (b) identified on any sanctions-related or International Trade Law-related list maintained by any Compliance Authority; or (c) owned 50% or more, in the aggregate, directly or indirectly by, controlled by, or acting for, on behalf of, or at the direction of, one or more Persons described in clauses (a) or (b) above.
“Sanctions” shall mean economic sanctions or trade embargoes administered or enforced by the U.S. Department of the Treasury’s OFAC, the U.S. Department of State, or the United Nations Security Council.
“Security Agreement” shall mean the Security Agreement, dated ~~of even date herewith~~November 12, 2021, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Lenders, the Issuing Lender, the Cash Management Banks, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 10.5 [Delegation of Duties], and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Settlement Date” shall mean the Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.12 [Settlement Date Procedures].
“SOFR” shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Adjustment” shall mean 0.10%.
“SOFR Determination Date” shall mean as is specified in the definition of Daily SOFR.
“SOFR Rate Day” shall mean as is specified in the definition of Daily SOFR.
“Solvent” shall mean, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the

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probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such ~~Person's~~Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such ~~Person's~~Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Standard & ~~Poor's~~Poor’s” shall mean Standard & ~~Poor's~~Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
“Statements” shall have the meaning ~~specified in~~assigned to such term in Section 6.1.6(i) [Historical Statements].
“Subsidiary” shall mean, in respect of any Person ~~at~~, any ~~time shall mean any~~ corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors (or Persons performing similar functions) (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such ~~Person's~~Person’s Subsidiaries, or (ii) which is Controlled or capable of being Controlled by such Person or one or more of such ~~Person's~~Person’s Subsidiaries.
“Subsidiary Equity Interests” shall have the meaning ~~specified~~assigned to such term in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].
“Sustainability Coordinator” shall mean PNC Capital Markets LLC, in its capacity as the sustainability coordinator.
“Swap” shall mean any ~~"~~“swap~~"~~” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
“Swap Obligation” shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge.

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“Swingline Loan Commitment” shall mean ~~PNC's~~PNC’s commitment to make Swingline Loans to the Borrower pursuant to Section 2.1.2 [Swingline Loan Commitment] hereof in an aggregate principal amount up to $15,000,000 outstanding at any one time.
“Swingline Loan Lender” shall mean PNC, in its capacity as a lender of Swingline Loans.
“Swingline Loan Note” shall mean the Swingline Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swingline Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
“Swingline Loan Request” shall mean a request for Swingline Loans made in accordance with Section 2.4.2 [Swingline Loan Requests] hereof.
“Swingline Loans ~~shall mean collectively and Swingline Loan shall mean separately all Swingline Loans or any Swingline Loan made by PNC to the Borrower pursuant to~~” shall have the meaning assigned to such term in Section 2.1.2 ~~[Swingline Loan Commitment] hereof~~.
~~[~~“Tax Allocation Agreement” shall mean that certain Tax Allocation Agreement between NACCO and Hyster-Yale Materials Handling, Inc., dated September 28, 2012, related to the allocation of federal tax liabilities between NACCO and Hyster-Yale Materials Handling, Inc., as amended, supplemented or otherwise modified from time to time.
“Tax Sharing Agreement” shall mean that certain Amended and Restated Tax Sharing Agreement between NACCO and its Subsidiaries, dated December 22, 2007, as amended by that certain First Amendment to Amended and Restated Tax Sharing Agreement, dated January 12, 2015, related to the allocation of federal tax liabilities among NACCO and its Consolidated U.S. Subsidiaries, as further amended, supplemented or otherwise modified from time to time.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Determination Date” shall mean as is specified in the definition of Term SOFR Rate.
“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent (rounded upwards, at the Administrative Agent’s discretion, to the nearest

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1/100th of 1%) equal to (I) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period plus (II) the SOFR Adjustment. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the Floor, then the Term SOFR Rate shall be deemed to be the Floor. The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of the first day of each Interest Period.
“Term SOFR Rate Loan” shall mean a Loan that bears interest based on the Term SOFR Rate.
“Term SOFR Rate Option” shall mean. the option of the Borrower to have Loans bear interest at the rate and under the terms specified in 4.1.1(ii) [Revolving Credit Term SOFR Rate Option].
“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.
“UCP” shall have the meaning ~~specified~~assigned to such term in Section 11.11.1 [Governing Law].
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“USA ~~Patriot~~PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

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“U.S. Borrower” shall mean any Borrower that is a U.S. Person.
“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean any Person that is a ~~"~~“United States Person~~"~~” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” shall have the meaning ~~specified~~assigned to such term in Section 5.10.7(ii)(B)(c) [Status of Lenders].
“Unrestricted Cash” shall mean cash and cash equivalents reflected on the consolidated balance sheet of the Borrower and its Subsidiaries minus (to the extent included in computing the amount of cash and unrestricted cash): (a) to the extent the payment of such amounts are not prohibited by the Loan Documents, amounts in respect of which the Borrower or any of its Subsidiaries has issued checks or has initiated wires or ACH transfers to non-Affiliates but have not yet been subtracted from the balance in the relevant account of the Borrower or such Subsidiaries, (b) any cash allocated for, reserved or otherwise set aside to pay production taxes, royalty obligations, vendor payments and lease payments or similar payments as are customary in the business of the Borrower and its Consolidated Subsidiaries, of the Borrower or any of its Subsidiaries then due and owing to third parties (or to be due and owing to third parties within five Business Days of such date) and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers, (c) any cash allocated for, reserved or otherwise set aside to make scheduled payments of principal of, or interest or fees on, any Obligations due within 10 days, and (d) any cash allocated for, reserved or otherwise set aside to make investments or acquisitions within 5 Business Days of the date of such determination.
“Unrestricted Subsidiary” shall mean (i) any Energy Transition Infrastructure Subsidiary that is designated by the Borrower as “unrestricted”, and (ii) any other Subsidiary of the Borrower that is designated by the Borrower as “unrestricted” with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). Schedule 1.1 (U) sets forth a list of the Unrestricted Subsidiaries.
“Voting Stock” shall mean capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors~~'~~’ qualifying shares) and voting

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interests of which are owned by any one or more of the Loan Parties and a Loan ~~Party's~~Party’s other Wholly-Owned Subsidiaries at such time.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words ~~"~~“include,~~" "~~” “includes~~"~~” and ~~"~~“including~~"~~  shall be deemed to be followed by the phrase ~~"~~“without limitation~~"~~”; (b) the word ~~"~~“will~~"~~” shall be construed to have the same meaning and effect as the word ~~"~~“shall~~"~~”; (c) the words ~~"~~“hereof,~~" "~~” “herein,~~" "~~” “hereunder,~~" "~~” “hereto~~"~~” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Loan Document,” means this Agreement or such other Loan Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Loan Document); (g) relative to the determination of any period of time, ~~"~~“from~~"~~”“ means ~~"~~“from and including,~~" "~~” “to~~"~~”“ means ~~"~~“to but excluding,~~"~~” and ~~"~~“through~~"~~”“ means ~~"~~“through and including~~"~~”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time (i) the words ~~"~~“asset~~"~~” and ~~"~~“property~~"~~  shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.
1.3    Accounting Principles; Changes in GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in

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accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ~~ascribed~~assigned to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2) shall have the ~~meaning given~~meanings assigned to such terms (and defined terms) under GAAP as in effect on the date hereof and shall be applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements]. Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial requirement hereunder, any financial covenant in Section 8.2 of this Agreement or any definitions related to the foregoing, including without limitation the definition of the term Net Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations, to eliminate the effect of any change in GAAP occurring after the Closing Date or the operation of such financial requirements, financial covenants and/or interest, Letter of Credit Fee or Commitment Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2, any related definition and/or the definition of the term Net Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties~~'~~’ compliance with such requirements, covenants and/or the definition of the term Net Debt/EBITDA Ratio for purposes of interest, Letter of Credit Fee and Commitment Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.
1.4    ~~LIBOR~~Benchmark Replacement Notification. Section 4.5 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that ~~the London interbank offered rate~~any Benchmark is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or calculation of, or any other matter related to ~~the London interbank offered rate or other~~, any Benchmark or any component definition thereof or rates referred to in the definition ~~of "LIBOR Rate" or with respect to~~thereof, or any alternative or successor rate thereto, or replacement rate therefor~~.~~ (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities

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may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower or any other person or entity. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.    REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES
2.1    Revolving Credit Commitments.
2.1.1    Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate amount of Loans from such Lender shall not exceed such ~~Lender's~~Lender’s Revolving Credit Commitment minus such ~~Lender's~~Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.
2.1.2    Swingline Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified and the agreements of the other Lenders specified in Section 2.5 [Making Revolving Credit Loans and Swingline Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans] with respect to Swingline Loans, PNC may, at its option, cancelable at any time for any reason whatsoever, make Swingline Loans (the ~~"~~“Swingline Loans~~"~~”) to the Borrower at any time or from time to time after the Closing Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swingline Commitment, provided that after giving effect to such Swingline Loan (i) the aggregate amount of any Lender’s Revolving Credit Loans plus such Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations shall not exceed such Lender’s Revolving Credit Commitment and (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.
2.1.3    Nature of Lenders~~'~~’ Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans

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pursuant to Section 2.4 [Revolving Credit Loan Requests; Swingline Loan Requests] in accordance with its Ratable Share. The aggregate of each ~~Lender's~~Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.2    Commitment Fees. Accruing for each day from the Closing Date until the Expiration Date (and without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the ~~"~~“Commitment Fee~~"~~”) equal to the Applicable Margin for Commitment Fee for such day (computed on the basis of a year of 360 days and actual days elapsed) multiplied by the difference for such day between the amount of (a) the Revolving Credit Commitments minus (b) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swingline Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such ~~Lender's~~Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swingline Loans)); provided that no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender). Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.
2.3    [Intentionally Omitted]
2.4    Revolving Credit Loan Requests; Swingline Loan Requests.
2.4.1    Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit pursuant to Section 4.2 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the ~~LIBOR~~Term SOFR Rate Option applies or the conversion to or the renewal of the ~~LIBOR~~Term SOFR Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, a duly completed request therefor substantially in the form of Exhibit 2.4.1 or a request by

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telephone immediately confirmed in writing by letter, e-mail, facsimile or telex in such form (each, a ~~"~~“Loan Request~~"~~”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche under the ~~LIBOR~~Term SOFR Rate Option and in integral multiples of $1,000,000 and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.
2.4.2    Swingline Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swingline Loan Lender to make Swingline Loans by delivery to the Swingline Loan Lender not later than 12:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.4.2 hereto or a request by telephone immediately confirmed in writing by letter, e-mail, facsimile or telex (each, a ~~"~~“Swingline Loan Request~~"~~”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swingline Loan Request shall be irrevocable and shall specify the proposed Borrowing Date, the Interest Rate Option applicable thereto and the principal amount of such Swingline Loan, which shall be not less than $100,000.
2.5    Making Revolving Credit Loans and Swingline Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans.
2.5.1    Making Revolving Credit Loans. The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.4 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests], notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.1.2 [Revolving Credit Loans]. Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern Time, on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.5.2 [Presumptions by the Administrative Agent].

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2.5.2    Presumptions by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
2.5.3    Making Swingline Loans. So long as PNC elects to make Swingline Loans, PNC shall, after receipt by it of a Swingline Loan Request pursuant to Section 2.4.2 [Swingline Loan Requests], fund such Swingline Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. Eastern Time on the Borrowing Date. A Swingline Loan Note shall, if required by PNC, evidence the Swingline Loans.
2.5.4    Repayment of Revolving Credit Loans. The Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date.
2.5.5    Borrowings to Repay Swingline Loans.
2.5.5.1        Swingline Loan Lender may, at its option, exercisable at any time for any reason whatsoever, request that Swingline Loans be refunded as Revolving Credit Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such ~~Lender's~~Lender’s Ratable Share of the aggregate principal amount of the outstanding Swingline Loans, plus, if Swingline Loan Lender so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its (i) Ratable Share of Letter of Credit Obligations and (ii) ratable share of outstanding Swingline Loans that the Swingline Loan Lender has not requested be refunded as Revolving Credit Loans, if any. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at either the Base Rate Option or the Daily SOFR Option, as designated by the Borrower, unless and until converted to a ~~LIBOR~~Term SOFR Rate Option in accordance with this Agreement and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the

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requirements of that provision. Swingline Loan Lender shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.5.5 and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] are then satisfied) by the time Swingline Loan Lender so requests, which shall not be earlier than 3:00 p.m. on the Business Day next after the date the Lenders receive such notice from Swingline Loan Lender.
2.5.5.2        If any Lender fails to make available to the Administrative Agent for the account of PNC (as the Swingline Loan Lender) any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.5.5.2 by the time specified in Section 2.5.5.2(i), the Swingline Loan Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Loan Lender at a rate per annum equal to the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Loan Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan with respect to such prepayment. A certificate of the Swingline Loan Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.
2.5.6    Swingline Loans Under Cash Management Agreements. In addition to making Swingline Loans pursuant to the foregoing provisions of Section 2.5.3 [Making Swingline Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.4.2 [Swingline Loan Requests], Swingline Loan Lender may make Swingline Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swingline Loan Lender relating to the ~~Borrower's~~Borrower’s deposit, sweep and other accounts at such Swingline Loan Lender and related arrangements and agreements regarding the management and investment of the ~~Borrower's~~Borrower’s cash assets as in effect from time to time (the ~~"~~“Cash Management Agreements~~"~~”) to the extent of the daily aggregate net negative balance in the ~~Borrower's~~Borrower’s accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this Section 2.5.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swingline Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.4.2 [Swingline Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swingline Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid

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by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each ~~Lender's~~Lender’s obligation pursuant to Section 2.5.5 [Borrowings to Repay Swingline Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.5.6.
2.6    Notes. ~~The~~If requested by any Lender, the Obligation of the Borrower to repay the aggregate unpaid principal amount of the ~~Revolving Credit Loans and Swingline~~ Loans made to it by ~~each~~such Lender, together with interest thereon, shall be evidenced by a ~~revolving credit Note and a swing Note, dated the Closing Date~~Note payable to such Lender and its registered assigns in a face amount equal to the Revolving Credit Commitment or Swingline Loan Commitment, as applicable, of such Lender.
2.7    Use of Proceeds. The proceeds of the Loans shall be used (i) to refinance existing Indebtedness of the Borrower under ~~the Existing Credit~~this Agreement, (ii) to pay for transaction fees and expenses related to entering into this ~~Credit~~ Agreement and the First Amendment and (iii) for other general corporate purposes (including, without limitation, for investments and acquisitions permitted hereunder).
2.8    Letter of Credit Subfacility.
2.8.1    Issuance of Letters of Credit. ~~On the Closing Date, the outstanding letters of credit previously issued by any issuing lender under the Existing Credit Agreement that are set forth on Schedule 2.9.1 (the "Existing Letters of Credit") will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents.~~  Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each a ~~"~~“Letter of Credit~~"~~”) on behalf of (i) itself ~~or any~~, (ii) subject to the requirements of Section 2.8.1.1, any Unrestricted Subsidiary (provided that such Subsidiary also completes any necessary documentation, including a letter of credit application, to the reasonable satisfaction of the Issuing Lender), and (iii) any other Subsidiary (provided that such Subsidiary also completes any necessary documentation, including a letter of credit application, to the reasonable satisfaction of the Issuing Lender) or the amendment or extension of an existing Letter of Credit, by delivering to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. Eastern Time at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance. Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof.
~~As of the Closing Date, each of the Existing Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.~~

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2.8.1.1        Unless the Issuing Lender has received notice from any Lender, Administrative Agent or the Borrower, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.8, the Issuing Lender or any of the Issuing ~~Lender's~~Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance (unless the Borrower requests a Letter of Credit with automatic extension provisions, then the maximum maturity shall be the maturity set forth therein), and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $~~75,000,000~~110,000,000 (the ~~"~~“Letter of Credit Sublimit~~"~~”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. The Letter of Credit Sublimit shall include an additional sublimit of $35,000,000 for the issuance of Letters of Credit on behalf of Unrestricted Subsidiaries (the “Unrestricted Subsidiary L/C Sublimit”); provided that in no event shall (i) the aggregate amount of Letter of Credit Obligations with respect to such Unrestricted Subsidiaries exceed the Unrestricted Subsidiary L/C Sublimit, (ii) a Letter of Credit be issued on behalf of an Unrestricted Subsidiary if the Net Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the issuance of such Letter of Credit, giving pro forma effect to the issuance of such Letter of Credit as if it had been made on the last day of such fiscal quarter, exceeds 2.25 to 1.00, and (iii) a Letter of Credit be issued on behalf of an Unrestricted Subsidiary if the Liquidity immediately after giving effect to such Letter of Credit issuance is less than $25,000,000. Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon the request of the Administrative Agent, (x) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (y) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.
2.8.1.2        Notwithstanding Section 2.8.1.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of

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letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally or (iii) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate the Issuer Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.9.1.3(iv) [Reallocation of Participations to Reduce Fronting Exposure]) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Issuer Lender Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
2.8.1.3        Each Issuing Bank shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.
2.8.2    Letter of Credit Fees. The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the ~~"~~“Letter of Credit Fee~~"~~”) equal to the Applicable Margin for Letters of Credit times the daily amount available to be drawn under each Letter of Credit (it being understood and agreed that in no event shall the fee under this subsection (i) in respect of any Letter of Credit be less than the Administrative Agent’s minimum fee in effect from time to time), and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.15% per annum on the daily amount available to be drawn under each Letter of Credit. All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit. The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.8.3    Disbursements, Reimbursement. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such ~~Lender's~~Lender’s Ratable Share of the maximum

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amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.8.3.1        In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof prior to 10:00 a.m. Eastern Time on the date of such drawing. Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a ~~"~~“Reimbursement Obligation~~"~~”) the Issuing Lender within one Business Day of such notice on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a ~~"~~“Drawing Date~~"~~”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender. In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 2:00 p.m. Eastern Time on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements. Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.8.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.8.3.2        Each Lender shall upon any notice pursuant to Section 2.8.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8.3 [Disbursements; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such ~~Lender's~~Lender’s Ratable Share of such amount by no later than 3:00 p.m. Eastern Time on the Drawing Date, then interest shall accrue on such ~~Lender's~~Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the ~~Revolving Credit~~ Base Rate Option on and after the fourth day following the Drawing Date. The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.8.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8.3.2.
2.8.3.3        With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or

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in part as contemplated by Section 2.8.3.1, because of the ~~Borrower's~~Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each a ~~"~~“Letter of Credit Borrowing~~"~~”) in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each ~~Lender's~~Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.8.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a ~~"~~“Participation Advance~~"~~”) from such Lender in satisfaction of its participation obligation under this Section 2.8.3.
2.8.4    Repayment of Participation Advances.
2.8.4.1        Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such ~~Lender's~~Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
2.8.4.2        If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Effective Federal Funds Rate in effect from time to time.
2.8.5    Documentation. Each Loan Party agrees to be bound by the terms of the Issuing ~~Lender's~~Lender’s application and agreement for letters of credit and the Issuing ~~Lender's~~Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan ~~Party's~~Party’s own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes,

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whether of omission or commission, in following any Loan ~~Party's~~Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.8.6    Determinations to Honor Drawing Requests. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
2.8.7    Nature of Participation and Reimbursement Obligations. Each ~~Lender's~~Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
(ii)    the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swingline Loan Requests], 2.5 [Making Revolving Credit Loans and Swingline Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8.3 [Disbursements, Reimbursement];
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross claim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or any Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

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(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
(vi)    payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from any Loan Party of such failure within three (3) Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)    any breach of this Agreement or any other Loan Document by any party thereto;
(xi)    the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)    the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)    the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
Nothing in the preceding section shall relieve the Issuing Lender from liability for the Issuing ~~Lender's~~Lender’s gross negligence or willful misconduct in connection with actions

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or omissions described in clauses (i) through (xiv) of such section. In no event shall the Issuing Lender or its Affiliates be liable to any Lender for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys~~'~~’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
2.8.8    Indemnity. Each Loan Party hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing ~~Lender's~~Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.
2.8.9    Liability for Acts and Omissions. As between any Loan Party and the Issuing Lender, or the Issuing ~~Lender's~~Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the

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vesting of, any of the Issuing ~~Lender's~~Lender’s or its Affiliates rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing ~~Lender's~~Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. Notwithstanding the foregoing, in no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys~~'~~’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the Laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the ~~applicant's~~applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an ~~"~~“Order~~"~~”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.
2.8.10    Issuing Lender Reporting Requirements. Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

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2.9    Defaulting Lenders.
2.9.1    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
2.9.1.1        Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders.
2.9.1.2        Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 [Default] or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.2.3 [Setoff] shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Loan Lender hereunder; third, to Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.13 [Cash Collateral]; fourth, as the Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.13 [Cash Collateral]; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lender or Swingline Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or Swingline Loan Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting ~~Lender's~~Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions specified in Section 7.2 [Each Loan or Letter of Credit] were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter

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of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.9.1.3(iv) [Reallocation of Participation to Reduce Fronting Exposure]. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.9.1.3(ii) [Defaulting Lender Waterfall] shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
2.9.1.3        Certain Fees.
(i)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(ii)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.13 [Cash Collateral].
(iii)    With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Loan Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Loan Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Usage of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section ~~11.12~~11.13 [Acknowledgement and Consent to Bail-In of Affected Financial Institutions], no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the

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Borrower shall, without prejudice to any right or remedy available to it hereunder or under Law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lender’s Fronting Exposure in accordance with the procedures specified in Section 5.13 [Cash Collateral].
2.9.1.4        Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Swingline Loan Lender and Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.9.1.3(iv) [Reallocation of Participations to Reduce Fronting Exposure]), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.9.1.5        New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Loan Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
2.10    Maturity Extensions.
2.10.1    Requests for Extension. The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders of such request and of the Notice Date) request that each Lender to the Revolving Credit Facility extend the Expiration Date then applicable to such Lender (the ~~"~~“Existing Expiration Date~~"~~”) to a date beyond the Existing Expiration Date.
~~(i)~~    (~~ii~~i)    Lender Elections to Extend. Each applicable Lender, acting in its sole and individual discretion, shall, by written notice to the Administrative Agent given by a date specified by the Administrative Agent (which such date shall not be earlier than the date that is 10 days after notice is provided to the applicable Lenders (the ~~"~~“Notice Date~~"~~”)), advise the Administrative Agent whether or not such Lender agrees to such extension (and each Lender that determines not to so extend its Expiration Date (a ~~"~~“Non-Extending Lender~~"~~”) shall notify the Administrative Agent in writing of such fact promptly after such determination (but in

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any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(~~iii~~ii)    Notification by Administrative Agent. The Administrative Agent shall notify the Borrower in writing of each Lender’s determination under this Section promptly, but in no event later than two (2) Business Days after the Notice Date. Upon receipt of the responses of the applicable Lenders, the Administrative Agent and the Borrower shall determine the date upon which the relevant extension, if applicable, shall be effective (the ~~"~~“Extension Effective Date~~"~~”), which such date shall not (unless agreed by the relevant Lenders and the Administrative Agent) be earlier than 10 days after the Notice Date.
(~~iv~~iii)    Additional Commitment Lenders. The Borrower shall have the right on or before the Existing Expiration Date to replace each Non-Extending Lender with, and add as ~~"~~“Lenders~~"~~” under this Agreement in place thereof, one or more Eligible Assignees (each, an ~~"~~“Additional Commitment Lender~~"~~”) with the approval of the Administrative Agent (and, with respect to prospective Additional Commitment Lenders under the Revolving Credit Facility, the Swingline Loan Lender and the Issuing Lender), each of which approvals shall not be unreasonably withheld. Each Additional Commitment Lender shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Effective Date, undertake a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender under the Revolving Credit Facility, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date), and shall have purchased such Non-Extending Lenders outstanding Loans at par, and each Additional Commitment Lender shall thereupon become a ~~"~~“Lender~~"~~” for all purposes of this Agreement under the applicable facility.
2.10.1.2    Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Expiration pursuant to this Section shall only be effective with respect to any Lender on the Extension Effective Date if:
(i)    in the case of any proposed extension of the Expiration Date, the total of the Revolving Credit Commitments of the Lenders that have agreed so to extend their Expiration Date and the additional Revolving Credit Commitments of the relevant Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Extension Effective Date;
(ii)    as of the date of such extension, and after giving effect thereto, the representations, warranties of the Borrower and the other Loan Parties herein and in the other Loan Documents shall be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that

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for purposes of this Section, the representations and warranties contained in Section 6.1.6 [Financial Statements] shall be deemed to refer to the most recent statements furnished pursuant to Section 8.3 [Reporting Requirements] (and the Borrower and each other Loan Party shall be deemed to have made all such representations and warranties on the proposed Extension Effective Date);
(iii)    no Event of Default or Potential Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;
(iv)    the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such extension) reasonably requested by Administrative Agent in connection with any such extension;
(v)    on or before the Expiration Date of each Non-Extending Lender, (A) the Borrower shall have paid in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrower hereunder and (B) the Borrower shall have paid in full all other Obligations owing to such Lender hereunder and other under the other Loan Documents (it being understood that after giving effect to this clause (vi) with respect to any Non-Extending Lender, such Non-Extending Lender’s Commitment shall be deemed terminated on the then-existing Expiration Date and such Non-Extending Lender shall no longer be a ~~"~~“Lender~~"~~” hereunder); and
(vi)    if such extension is being effectuated in accordance with the last paragraph of Section 11.1 [Modifications, Amendments or Waivers] pursuant to which the terms of such extended Loans or Commitments are being amended, an amendment entered into by the parties required by such provision shall have become effective.
2.11    Reduction of Revolving Credit Commitment. The Borrower shall have the right at any time after the Closing Date upon five (5) days~~'~~’ prior written notice to the Administrative Agent to permanently reduce (ratably among the Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in a minimum amount of $5,000,000 and whole multiples of $1,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.11 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section shall be irrevocable, except a termination in full of the Revolving Credit Commitments may be conditioned on the effectiveness of a replacement credit facility.

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2.12    Increase in Revolving Credit Commitments.
2.12.1    Increasing Lenders and New Lenders. The Borrower may, on the Closing Date and ~~one~~at any time thereafter, request that (1) the current Lenders increase their Revolving Credit Commitments (any current Lender which elects to increase its Revolving Credit Commitment shall be referred to as an ~~"~~“Increasing Lender~~"~~”) or (2) one or more new lenders (each a ~~"~~“New Lender~~"~~”) join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:
(i)    No Obligation to Increase. No current Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Lender shall be in the sole discretion of such current Lender.
(ii)    Defaults. There shall exist no Events of Default or Potential Default on the effective date of such increase after giving effect to such increase.
(iii)    Aggregate Revolving Credit Commitments. ~~Such increases shall be in an amount less than or equal to $55,000,000 in the~~The aggregate amount of all such increases made after the First Amendment Effective Date shall not exceed $25,000,000.
(iv)    Resolutions; Opinion. The Borrower shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of its corporate secretary with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by the Borrower, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Borrower.
(v)    Notes. The Borrower shall execute and deliver (1) to the extent applicable, to each Increasing Lender a replacement revolving credit Note reflecting the new amount of such Increasing ~~Lender's~~Lender’s Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to ~~each~~the extent requested by a New Lender, a revolving credit Note reflecting the amount of such New ~~Lender's~~Lender’s Revolving Credit Commitment.
(vi)    Approval of New Lenders. Any New Lender shall be subject to the reasonable approval of the Administrative Agent, which approval shall not be unreasonably withheld or delayed.
(vii)    Increasing Lenders. Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

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(viii)    New Lenders--Joinder. Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.12 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.
2.12.2    Treatment of Outstanding Loans and Letters of Credit.
(i)    Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, the Borrower shall repay all Loans then outstanding, subject to the ~~Borrower's~~Borrower’s indemnity obligations under Section 5.11 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section.
(ii)    Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans. On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire, (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.
~~2.13    Sustainability Adjustments.~~
~~2.13.1    ESG Amendment. On or before June 30, 2022, the Borrower, in consultation with the Sustainability Coordinator, shall establish specified key performance indicators ("KPIs") with respect to certain environmental, social and governance ("ESG") targets of the Borrower and its Subsidiaries. The Sustainability Coordinator and the Borrower may amend this Agreement (such amendment, the "ESG Amendment") solely for the purpose of incorporating the KPIs and other related provisions (the "ESG Pricing Provisions") into this Agreement, and any such amendment shall become effective at 5:00 p.m., New York City time, on the tenth (10) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent (who shall promptly notify the Borrower) written notice that such Required Lenders object to such ESG Amendment. In the event that Required Lenders deliver a written notice objecting to any such ESG Amendment, an alternative ESG Amendment may be effectuated with the consent of the Required Lenders, the Borrower and the Sustainability Coordinator. Upon the effectiveness of any such ESG Amendment, based on the Borrower’s performance against the KPIs, certain adjustments (decrease or no adjustment) to the otherwise Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate, Applicable Margin and rates applicable to Swingline Loans will be made; provided that the amount of such adjustments shall not exceed (i) in the case of the Applicable Commitment Fee Rate, a decrease of 0.01% and (ii) in the case of the Applicable Letter of Credit Fee, Applicable Margin and the rates applicable to Swing Loans a decrease of~~

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~~0.025%, provided that in no event shall the Applicable Letter of Credit Fee, Applicable Margin and rates applicable to Swing Loans be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the United States Mine Safety and Health Administration or other independent governmental organization and is to be agreed between the Borrower and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment:~~
~~(i)     any modification to the ESG Pricing Provisions which has the effect of reducing the Applicable Commitment Fee Rate, Applicable Letter of Credit Fee Rate, Applicable Margin and rates applicable to Swing Loans to a level not otherwise permitted by Section 2.13.1 shall be subject to the consent of all Lenders; and~~
~~(ii)    any other modification to the ESG Pricing Provisions (other than as provided for in Section 2.13.1(i) above) shall be subject only to the consent of the Required Lenders.~~
~~2.13.2    Sustainability Coordinator. The Sustainability Coordinator will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrower in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.~~
~~2.13.3    Conflicting Provisions. This Section shall supersede any provisions in Section 11.1 [Modifications, Amendments or Waivers] to the contrary.~~
~~2.13.4    Failure to Meet KPI's. For the avoidance of doubt, any failure of the Borrower to meet or satisfy any KPI shall not be considered an Event of Default under this Agreement or any other Loan Documents.~~
3.    [INTENTIONALLY OMITTED]
4.    INTEREST RATES
4.1    Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or ~~LIBOR~~Term SOFR Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the ~~LIBOR~~Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the ~~LIBOR~~Term SOFR Rate Option shall be converted at the

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end of the applicable Interest Period to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.11 [Indemnity] in connection with such covenants. If at any time the designated rate applicable to any Loan made by any Lender exceeds such ~~Lender's~~Lender’s highest lawful rate, the rate of interest on such ~~Lender's~~Lender’s Loan shall be limited to such ~~Lender's~~Lender’s highest lawful rate. The applicable Base Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
4.1.1    Revolving Credit and Swingline Interest Rate Options~~; Swing Line Interest Rate~~. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans and Swingline Loans:
(i)    Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate~~; or~~.
(ii)    Revolving Credit ~~LIBOR~~Term SOFR Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the ~~LIBOR Rate~~Term SOFR Rate as determined for each applicable Interest Period plus the Applicable Margin. For the avoidance of doubt, the Term SOFR Rate Option shall not be available for Swingline Loans.
~~Subject to Section 4.3 [Interest After Event of Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swingline Loans.~~
(iii)    Swingline Base Rate Option. A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate.
(iv)    Swingline Daily SOFR Option: A fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to Daily SOFR plus the SOFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in Daily SOFR.
4.1.2    Rate Quotations. The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.
4.1.3    Conforming Changes Relating to the Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes

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from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
4.2    Interest Periods. At any time when the Borrower shall select, convert to or renew a ~~LIBOR~~Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such ~~LIBOR~~Term SOFR Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a ~~LIBOR~~Term SOFR Rate Option:
4.2.1    Amount of Borrowing Tranche. Each Borrowing Tranche of Loans under the ~~LIBOR~~Term SOFR Rate Option shall be in integral multiples of $1,000,000 and not less than $5,000,000; and
4.2.2    Renewals. In the case of the renewal of a ~~LIBOR~~Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.3    Interest After Event of Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
4.3.1    Letter of Credit Fees, Interest Rate. The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8.1.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
4.3.2    Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the ~~Revolving Credit~~ Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and
4.3.3    Acknowledgment. The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.
4.4    ~~LIBOR~~ Rate Unascertainable; Increased Costs; ~~Deposits Not Available;~~ Illegality; Benchmark Replacement Setting.

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4.4.1    Unascertainable; Increased Costs~~; Deposits Not Available~~. ~~If, on or prior to the first day of an Interest Period:~~
If at any time:
(i)    the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) ~~(x) that by reason of circumstances affecting the London or other~~that Term SOFR Rate or Daily SOFR, as applicable ~~offshore interbank market, LIBOR Rate~~, cannot be determined ~~because the LIBOR Rate is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to LIBOR (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or~~pursuant to the definition thereof; or
(ii)    the Required Lenders determine that for any reason in connection with any request for a ~~LIBOR~~Term SOFR Rate Loan or a Daily SOFR Loan or conversion thereto or ~~a~~ continuation thereof that ~~(A) Dollar deposits are not available to any Lender in connection with such LIBOR Rate Loan or being offered to banks in the London or other applicable offshore interbank market for the amount and Interest Period of such LIBOR Rate Loan, or (B) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan~~the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding ~~such Loan,~~, establishing or maintaining such Loan during the applicable Interest Period or Daily SOFR does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan, as applicable, and the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative ~~Agent's~~Agent’s and ~~Lender's~~Lender’s Rights].
4.4.2    Illegality.~~4.4.2.1~~     If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any ~~LIBOR~~Term SOFR Rate Loan or Daily SOFR Loan, or the determination or charging of interest rates based on the Term SOFR Rate or Daily SOFR, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4.3 [Administrative Agent’s and Lender’s Rights].
4.4.3    Administrative ~~Agent's~~Agent’s and ~~Lender's~~Lender’s Rights. In the case of any event specified in Section 4.4.1 [Unascertainable; Increased Costs~~; Deposits Not Available~~] above, the Administrative Agent shall promptly ~~so~~ notify the Lenders and the Borrower thereof, and in the case of an event specified in Section ~~4.4.1(ii)~~4.4.2 [Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate

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to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to ~~or~~, renew ~~a LIBOR~~or continue a Term SOFR Rate Loan or Daily SOFR Loan, as applicable, shall be suspended (to the extent of the affected ~~LIBOR~~Term SOFR Rate Loan or Interest Periods or Daily SOFR Loan) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. ~~If at any time~~Upon a determination by the Administrative Agent ~~makes a determination~~ under Section 4.4.1 [Unascertainable; Increased Costs~~; Deposits Not Available] and~~], (i) if the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a ~~LIBOR~~Term SOFR Rate Option or Daily SOFR Option and the Term SOFR Rate Option ~~and the LIBOR Rate~~or Daily SOFR Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of ~~the~~a Base Rate ~~Option otherwise available with respect to such Loans~~Loan, (ii) any outstanding affected Daily SOFR Loans will be deemed to have been converted into Base Rate Loans immediately, and (iii) any outstanding affected Term SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. If any Lender notifies the Administrative Agent of a determination under Section 4.4.2 [Illegality], the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.11 [Indemnity], as to any Loan of the Lender to which a ~~LIBOR~~Term SOFR Rate Option or Daily SOFR Option applies, on the date specified in such notice either convert such Loan to ~~the~~a Base Rate ~~Option~~Loan otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.7 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to ~~the~~a Base Rate ~~Option otherwise available with respect to such~~ Loan upon such specified date.
4.5    Benchmark Replacement Setting.
~~4.5.1.1        Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the "IBA") and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the "Cessation Announcements"). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.~~
~~4.5.1.2~~4.5.1.1    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection

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with an Interest Rate Hedge shall be deemed not to be a ~~"~~“Loan Document~~"~~” for purposes of this Section ~~titled "Benchmark Replacement Setting"~~4.5), if a Benchmark Transition Event~~, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable,~~  and its related Benchmark Replacement Date have occurred prior to ~~the Reference Time in respect of~~ any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) ~~or (2)~~ of the definition of ~~"~~“Benchmark Replacement~~"~~” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~3~~2) of the definition of ~~"~~“Benchmark Replacement~~"~~” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
~~4.5.1.3~~4.5.1.2    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
~~4.5.1.4~~4.5.1.3    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (1) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (2) the~~the implementation of any Benchmark Replacement, and (~~3~~2) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes~~, (4)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to ~~paragraph (v)~~Section 4.5.1.4 [Unavailability of Tenor of Benchmark] below and (~~5~~y) the commencement ~~or conclusion~~ of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section ~~titled "Benchmark Replacement Setting,"~~4.5, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to

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this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section ~~titled "Benchmark Replacement Setting."~~4.5.
~~4.5.1.5~~4.5.1.4    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate ~~(including Term SOFR or USD LIBOR )~~or based on a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative, then the Administrative Agent may modify the definition of ~~"~~“Interest Period~~"~~” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of ~~"~~“Interest Period~~"~~” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
~~4.5.1.6~~4.5.1.5    Benchmark Unavailability Period. Upon the ~~Borrower's~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for a Loan bearing interest based on ~~USD LIBOR,~~or with reference to such Benchmark or conversion to or continuation of Loans bearing interest based on ~~USD LIBOR~~or with reference to such Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to Loans bearing interest under the Base Rate Option. During ~~any~~a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
~~4.5.1.7        Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (1) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the "Secondary Term SOFR Conversion Date") and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (2) Loans outstanding on the Secondary Term SOFR Conversion Date~~

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~~bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (vii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.~~
~~4.5.1.8        Certain Defined Terms. As used in this Section titled "Benchmark Replacement Setting":~~
~~"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to paragraph (v) of this Section titled "Benchmark Replacement Setting", or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date. For the avoidance of doubt, the Available Tenor for the Daily LIBOR Rate is one month.~~
~~"Benchmark" means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (ii) of this Section titled "Benchmark Replacement Setting."~~
~~"Benchmark Replacement" means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~
~~(i)    the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(ii)    the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(iii)    the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (I) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (II) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark~~

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~~for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;~~
~~(iv)    provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the "Benchmark Replacement" shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the "Benchmark Replacement" shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~
~~"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~
~~(1)    for purposes of clauses (1) and (2) of the definition of "Benchmark Replacement," the applicable amount(s) set forth below:~~

~~Available Tenor~~	~~Benchmark Replacement Adjustment*~~
~~One-Week~~	~~0.03839% (3.839 basis points)~~
~~One-Month~~	~~0.11448% (11.448 basis points)~~
~~Two-Months~~	~~0.18456% (18.456 basis points)~~
~~Three-Months~~	~~0.26161% (26.161 basis points)~~
~~Six-Months~~	~~0.42826% (42.826 basis points)~~
~~* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf~~

~~(2)    for purposes of clause (3) of the definition of "Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted~~

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~~Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities;~~
~~provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of "Benchmark Replacement Adjustment" shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.~~
~~"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).~~
~~"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:~~
~~(1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);~~
~~(2) in the case of clause (3) of the definition of "Benchmark Transition Event," the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;~~
~~(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lenders and the Borrower pursuant to this Section titled~~

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~~"Benchmark Replacement Setting", which date shall be at least 30 days from the date of the Term SOFR Notice; or~~
~~(4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders.~~
~~For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).~~
~~"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:~~
~~(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);~~
~~(2) a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or~~

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~~(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.~~
~~For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).~~
~~"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled "Benchmark Replacement Setting" and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section titled "Benchmark Replacement Setting."~~
~~"Corresponding Tenor" with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~
~~"Daily Simple SOFR" means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~
~~"Early Opt-in Election" means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~
~~(1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~
~~(2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

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~~"Floor" means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.~~
~~"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~
~~"Other Benchmark Rate Election" means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrower to the Administrative Agent , or (ii) notice by the Administrative Agent to the Borrower, that, at the determination of the Borrower or the Administrative Agent, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders.~~
~~"Reference Time" with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.~~
~~"Relevant Governmental Body" means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.~~
~~"SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding Business Day.~~
~~"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).~~
~~"SOFR Administrator's Website" means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~
~~"Term SOFR" means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

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~~"Term SOFR Notice" means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~
~~"Term SOFR Transition Event" means the determination by the Administrative Agent that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Administrative Agent and (3) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section titled "Benchmark Replacement Setting" that is not Term SOFR.~~
~~"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.~~
~~"USD LIBOR" means the London interbank offered rate for U.S. dollars.~~
4.5.2    Selection of Interest Rate Options. If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the ~~LIBOR~~Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2 [Interest Periods], the Borrower shall be deemed to have ~~converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans~~selected an Interest Period of one (1) month, commencing upon the last day of the existing Interest Period. If the Borrower provides any Loan Request related to a Loan at the ~~LIBOR~~Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any Loan Request or Swingline Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.
5.    PAYMENTS; TAXES; YIELD MAINTENANCE
5.1    Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative ~~Agent's~~Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 2:00 p.m. Eastern Time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of Swingline Loan Lender with respect to the Swingline Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 2:00 p.m. Eastern Time by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Effective Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders. The

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Administrative ~~Agent's~~Agent’s and each ~~Lender's~~Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an ~~"~~“account stated.~~"~~”
5.2    Pro Rata Treatment of Lenders. Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative ~~Agent's~~Agent’s Fee and the Issuing ~~Lender's~~Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4.3 [Administrative ~~Agent's~~Agent’s and ~~Lender's~~Lender’s Rights] in the case of an event specified in Section 4.4 [~~LIBOR~~ Rate Unascertainable; Etc.], 5.7.2 [Replacement of a Lender] or 5.9 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swingline Loans shall be made by or to Swingline Loan Lender according to Section 2.5.5 [Borrowings to Repay Swingline Loans].
5.3    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff, counterclaim or ~~banker's~~banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such ~~Lender's~~Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)    the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or

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participant, other than to each Loan Party or any Subsidiary thereof (as to which the provisions of this Section 5.3 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
5.4    Administrative Agent’s Clawback.
5.4.1    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of Loans to which the Base Rate Option applies, 24 hours prior to the proposed time of such Borrowing Tranche of Loans and (y) otherwise~~]~~, prior to the proposed date of any Borrowing Tranche of Loans that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.5.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing Tranche of Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing Tranche of Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing Tranche of Loans. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
5.5    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the

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Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds ~~Effective~~ Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.6    Interest Payment Dates. Interest on Loans to which the Base Rate Option or Daily SOFR Option applies shall be due and payable in arrears on each Payment Date. Interest on Loans to which the ~~LIBOR~~Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) ~~Months~~months, also on the 90th day of such Interest Period. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).
5.7    Voluntary Prepayments.
5.7.1    Right to Prepay. The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.7.2 [Replacement of a Lender] below, in Section 5.9 [Increased Costs] and Section 5.11 [Indemnity]). Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swingline Loans, setting forth the following information:
(w)    the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(x)    a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the ~~LIBOR~~Term SOFR Rate Option applies;
(y)    a statement indicating the application of the prepayment between the Revolving Credit Loans and Swingline Loans; and
(z)    the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swingline Loan or $1,000,000 for any Revolving Credit Loan.
All prepayment notices shall be irrevocable. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3 [Administrative ~~Agent's~~Agent’s and ~~Lender's~~Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the

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Borrower is prepaying, the prepayment shall be applied first to Swingline Loans to which the Base Rate Option applies, then to Revolving Loans to which the ~~LIBOR~~Base Rate Option applies, then to Swingline Loans to which the Daily SOFR Option, and then to Revolving Credit Loans to which the Term SOFR Rate Option applies. Any prepayment hereunder shall be subject to the ~~Borrower's~~Borrower’s Obligation to indemnify the Lenders under Section 5.11 [Indemnity].
5.7.2    Replacement of a Lender. In the event any Lender (i) gives notice under Section 4.4 [~~LIBOR~~ Rate Unascertainable, Etc.], (ii) requests compensation under Section 5.9 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers], then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payments pursuant to Sections 5.9 [Increased Costs] or 5.10 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.11 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.9.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.10 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)    such assignment does not conflict with applicable Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
5.7.3    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.9 [Increased Costs], or the Borrower is or will be required to pay

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any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.9 [Increased Costs] or Section 5.10 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
5.8    ~~[Intentionally Omitted]~~Mandatory Prepayments. If, as of the last day of any calendar month or on the date of any Loan Request or Letter of Credit issuance (calculated after giving effect to any transactions related thereto, including the use of Excess Balance Sheet Cash in connection therewith), (i) any Loans are outstanding, (ii) there is Excess Balance Sheet Cash and (iii) the sum of all outstanding Loans and Letter of Credit Obligations (other than undrawn Letters of Credit and excluding any amounts that have been Cash Collateralized) exceeds 25% of the Revolving Credit Commitments, then not later than the third Business Day thereafter, the Borrower shall prepay the outstanding Loans so that either (x) there is no longer Excess Balance Sheet Cash or (y) the threshold in clause (iii) would not be exceeded. If the Borrower is required to prepay the Loans but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Swingline Loans to which the Base Rate Option applies, then to Revolving Loans to which the Base Rate Option applies, then to Swingline Loans to which the Daily SOFR Option, and then to Revolving Credit Loans to which the Term SOFR Rate Option applies.
In no event will the Borrower be liable for any break funding losses or early termination fees under Section 5.11 of this Agreement or otherwise as a result of any prepayment required pursuant to this Section 5.8.
5.9    Increased Costs.
5.9.1    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the LIBOR Rate)~~  or the Issuing Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)    impose on any Lender, the Issuing Lender or the ~~London interbank~~relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered~~.~~; provided that upon the occurrence of any Change in Law imposing a reserve percentage on any interest rate based on SOFR, the Administrative Agent, in its reasonable discretion, may modify the calculation of each such SOFR-based interest rate to add (or otherwise account for) such reserve percentage.
5.9.2    Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s capital or on the capital of such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s holding company could have achieved but for such Change in Law (taking into consideration such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s policies and the policies of such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s holding company for any such reduction suffered.
5.9.3    Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.9.1 [Increased Costs Generally] or 5.9.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

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5.9.4    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such ~~Lender's~~Lender’s or the Issuing ~~Lender's~~Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.10    Taxes.
5.10.1    Issuing Lender. For purposes of this Section 5.10, the term ~~"~~“Lender~~"~~” includes the Issuing Lender and the term ~~"~~“applicable Law~~"~~” includes FATCA.
5.10.2    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.10 [Taxes]) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
5.10.3    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
5.10.4    Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.10 [Taxes]) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

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5.10.5    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such ~~Lender's~~Lender’s failure to comply with the provisions of Section ~~11.8.1 [Successors and Assigns Generally~~11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.10.5 [Indemnification by the Lenders].
5.10.6    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.10 [Taxes], the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
5.10.7    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent and at the time or times prescribed by applicable Law, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent or prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.10.7(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the ~~Lender's~~Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(a)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the ~~"~~“interest~~"~~” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the ~~"~~“business profits~~"~~” or ~~"~~“other income~~"~~” article of such tax treaty;
(b)    executed copies of IRS Form W-8ECI;
(c)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a ~~"~~“bank~~"~~” within the meaning of Section 881(c)(3)(A) of the Code, (B) a ~~"~~“10 percent shareholder~~"~~” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a ~~"~~“controlled foreign corporation~~"~~” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a ~~"~~“U.S. Tax Compliance Certificate~~"~~”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(d)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance

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Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such ~~Lender's~~Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), ~~"~~“FATCA~~"~~” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
5.10.8    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.10 [Taxes] (including by the payment of additional amounts pursuant to this Section 5.10 [Taxes]), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.10 [Taxes] with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.10.8 [Treatment of Certain Refunds] (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in

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this Section 5.10.8 [Treatment of Certain Refunds]~~)~~, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.10.8 [Treatment of Certain Refunds] the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
5.10.9    Survival. Each ~~party's~~party’s obligations under this Section 5.10 [Taxes] shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.11    Indemnity. In addition to the compensation or payments required by Section 5.9 [Increased Costs]or Section 5.10 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(i)    payment, prepayment, conversion or renewal of any Loan to which a ~~LIBOR~~Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due), or
(ii)    attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests] or Section 4.2 [Interest Periods] or notice relating to prepayments under Section 5.7 [Voluntary Prepayments], or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or
(iii)    default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.
(iv)    Any assignment of a Loan under the ~~LIBOR~~Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 5.14 [Replacement of a Lender].

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If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.
5.12    Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swingline Loans and Swingline Loan Lender may make Swingline Loans as provided in Section 2.1.2 [Swingline Loan Commitments] hereof during the period between Settlement Dates. The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swingline Loans (each a ~~"~~“Required Share~~"~~”). On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans. The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.12 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swingline Loan Commitment]. The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such ~~Lender's~~Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.
5.13    Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.9.1.3(iv) [Reallocation of Participations to Reduce Fronting Exposure] and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
5.13.1    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any

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Person other than the Administrative Agent and the Issuing Lender as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
5.13.2    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.13 or Section 2.9 [Defaulting Lender] in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
5.13.3    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.13 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 2.9 [Default Lenders] the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.13.1 above.
5.14    Replacement of a Lender. If any Lender requests compensation under Section 5.9 [Increased Costs], or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes] and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.15 [Designation of a Different Lending Office], or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.9 [Increased Cost] or Section 5.10 [Taxes]) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.8 [Successors and Assigns];
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other

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Loan Documents (including any amounts under Section 5.11 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.9 [Increased Costs] or payments required to be made pursuant to Section 5.10 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
5.15    Designation of a Different Lending Office. If any Lender requests compensation under Section 5.9 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.10 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section ~~5.8~~5.9 [Increased Costs] or Section 5.10 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
6.    REPRESENTATIONS AND WARRANTIES
6.1    Representations and Warranties. Each Loan Party represents and warrants to the Administrative Agent and each of the Lenders as follows:
6.1.1    Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default. Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. Each Loan Party and each Subsidiary (other than any Unrestricted Subsidiary) of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the Laws of its jurisdiction

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of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) as of the Closing Date and as of each subsequent date that any updated Schedules are delivered pursuant to Section ~~6.2~~6.3 [Updates to Schedule] hereof, is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary except where failure to do so could not individually or in the aggregate, reasonably be expected to constitute a Material Adverse Change,, (iv) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.16 [Environmental Matters]) in all jurisdictions in which any Loan Party or any Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) is presently or will be doing business except where the failure to do so could not reasonably be expected to constitute a Material Adverse Change, and (v) has good and marketable title to or valid leasehold interest in all properties, assets and other material rights which it purports to own or lease or which are reflected as owned or leased on its books and records and that are necessary to the operation of its business, free and clear of all Liens and encumbrances except Permitted Liens. No Event of Default or Potential Default exists or is continuing or would result from the performance by any Loan Party of its Obligations.
6.1.2    Borrower; Subsidiaries and Owners; Investment Companies. Schedule 6.1.2 states (a) the name of each of the Borrower’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (~~"~~“Subsidiary Equity Interests~~"~~”), (b) the name of each holder of a Subsidiary Equity Interest in each Subsidiary, and the amount thereof, and (c) any options, warrants or other rights outstanding to purchase any such Subsidiary Equity Interests referred to in clause (a) or (b). (i) The Borrower and each Subsidiary of the Borrower (other than any Unrestricted Subsidiary), as applicable, own the applicable Subsidiary Equity Interests free and clear, in each case of, any Lien other than Permitted Liens, and (ii) all of the equity interests in the Borrower and all of such Subsidiary Equity Interests outstanding have been duly authorized and validly issued, and are fully paid and (if applicable) nonassessable. No Loan Party nor any Subsidiary of any Loan Party ~~is an "~~(other than any Unrestricted Subsidiary) is an “investment company~~"~~” registered or required to be registered under the Investment Company Act of 1940 or under the ~~"~~“control~~"~~” of an ~~"~~“investment company~~"~~” as such terms are defined in the Investment Company Act of 1940 and shall not become such an ~~"~~“investment company~~"~~” or under such ~~"~~“control.~~"~~”
6.1.3    Validity and Binding Effect. This Agreement has been, and each of the other Loan Documents when delivered will have been, (a) duly authorized, validly executed and delivered by each Loan Party, and (b) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.
6.1.4    No Conflict; Material Contracts; Consents. Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms

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and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (b) any Law or Material Contract or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries (other than any Unrestricted Subsidiary) is a party or by which it or any of its Subsidiaries (other than any Unrestricted Subsidiary) is bound or to which it is subject or by which it is affected, or result in the creation or enforcement of any Lien whatsoever (other than Liens granted under the Loan Documents) upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than ~~Liens granted under the Loan Documents~~any Unrestricted Subsidiary) except where the failure to do so would not reasonably be expected to have a Material Adverse Change. There is no default under any such Material Contract and none of the Loan Parties or their Subsidiaries ~~is~~(other than any Unrestricted Subsidiary) is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which would reasonably be likely to result in a Material Adverse Change. No consent, approval, exemption, order or authorization of, or a registration or filing with, or notice to, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and performance by, or enforcement against, any Loan Party of this Agreement and the other Loan Documents except such as has been obtained or issued. Schedule 6.1.4 accurately sets out, as of the ~~Closing~~First Amendment Effective Date and as of each subsequent date that any updated Schedules are delivered pursuant to Section ~~6.2~~6.3 [Updates to Schedule] hereof, a list and description of all Material Contracts.
6.1.5    Litigation. There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party (other than any Unrestricted Subsidiary) or any of their properties at law or in equity before any Official Body which (a) individually or in the aggregate would reasonably be expected to result in any Material Adverse Change or (b) state to affect, impact or restate this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby. None of the Loan Parties or any Subsidiaries of any Loan Party (other than any Unrestricted Subsidiary) is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.
6.1.6    Financial Statements.
(i)    Historical Statements. The Borrower has delivered to the Administrative Agent copies of its audited consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows, for and as of the end of the fiscal year ended December 31, ~~2020~~2023. In addition, the Borrower has delivered to the Administrative Agent copies of its unaudited consolidated interim balance sheet, statement of income or operations, shareholders’ equity and cash flows, ~~[~~for the fiscal year to date and~~]~~  as of the end of the fiscal quarter ended ~~March~~June 30, ~~2021~~2024 (all such annual and interim statements being

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collectively referred to as the ~~"~~“Statements~~"~~”). The Statements (i) were compiled from the books and records maintained by the Borrower’s management, (ii) are correct and complete, (iii) and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis, and (iv) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) to normal year-end audit adjustments utilized on a consistent basis.
(ii)    Financial Projections. The Borrower has delivered to the Administrative Agent a summary of projected financial statements (including, without limitation, statements of operations and cash flow together with a detailed explanation of the assumptions used in preparing such projected financial statements) of the Borrower and its Consolidated Subsidiaries for the period from the ~~Closing~~First Amendment Effective Date through December 31, ~~2025~~2028, derived from various assumptions of the Loan Parties’ management (the ~~"~~“Projections~~"~~”). The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower’s management, it being understood that such Projections are (i) as to future events and not to be viewed as facts, (ii) are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and (iii) no assurance can be given that the Projections will be realized.
6.1.7    Accuracy of Financial Statements. Neither the Borrower nor any Consolidated Subsidiary of the Borrower has any material indebtedness, liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Consolidated Subsidiary of the Borrower which would reasonably be expected to cause a Material Adverse Change. Since December 31, ~~2020~~2023, no Material Adverse Change has occurred.
6.1.8    Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party (other than any Unrestricted Subsidiary) engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the ~~Board of Governors of the~~ Federal Reserve ~~System~~Board. None of the Loan Parties or any Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) are or will be represented by margin stock.

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6.1.9    Full Disclosure. Neither this Agreement nor any other Loan Document, nor any certificate, report, statement, agreement or other documents or other information (written or oral) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection herewith or therewith or the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided that in connection with any financial projections, the Loan Parties represent that such projections were prepared in good faith based upon assumptions believed by them to be reasonable at the time when made. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party (other than any Unrestricted Subsidiary) which is not set forth in the public filings with the SEC as of the ~~Closing~~First Amendment Effective Date or has not been specified in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.
6.1.10    Taxes. All material federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party (other than any Unrestricted Subsidiary) have been filed, and payment or adequate provision has been made for the payment of all material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or otherwise levied or imposed upon them, their properties, income or assets which are due and payable, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made.
6.1.11    Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of each Loan Party (other than any Unrestricted Subsidiary) owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary (other than any Unrestricted Subsidiary), without known possible, alleged or actual conflict with the rights of others, except where the failure to do so would not reasonably be expected to result in a Material Adverse Change.
6.1.12    Employment Matters. Each Loan Party and each Subsidiary of each Loan Party (other than any Unrestricted Subsidiary) is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower and its employees (collectively, ~~"~~“Labor Contracts~~"~~”) and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and

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unemployment compensation, in each case where the failure to comply could reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party or any such Subsidiary (other than any Unrestricted Subsidiary) which in any case could reasonably be expected to constitute a Material Adverse Change.
6.1.13    Liens in the Collateral. The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute and will continue to constitute first priority, perfected security interests, except in the case of (a) Permitted Liens and (b) Liens perfected only by possession, to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral. All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.
6.1.14    Insurance. The properties of each Loan Party and each of its Subsidiaries (other than any Unrestricted Subsidiary) are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers which are not Affiliates of any Loan Party ~~[~~(or such coverage is from self-insurance to the extent customary and also compatible with the following standards)~~]~~  in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary (other than any Unrestricted Subsidiary) in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries (other than any Unrestricted Subsidiary) in the locations where the applicable Loan Party conducts business.
6.1.15    ERISA Compliance.(i)     (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.
(ii)    There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(iii)    Except for those items described on Schedule 6.1.15, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension

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Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (iii) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (v) neither Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; (vi) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vii) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.
6.1.16    Environmental Matters. Except for those items described on Schedule 6.1.16, none of which items, individually or collectively, could be reasonably expected to result in a Material Adverse Change:
(i)    No Loan Party nor its Subsidiaries (other than any Unrestricted Subsidiary) has received any Environmental Complaint, whether directed or issued to such Loan Party or its Subsidiaries or relating or pertaining to activities undertaken by any prior owner, operator or occupant of the Real Property, which could reasonably be expected to result in a Material Adverse Change, and has no reason to believe that it might receive an Environmental Complaint that could reasonably be expected to result in a Material Adverse Change.
(ii)    No activity of any Loan Party or its Subsidiaries at the Real Property is being conducted in violation of any Environmental Law or Required Environmental Permit, which such activity could reasonably be expected to result in a Material Adverse Change, and to the knowledge of such Loan Party or its Subsidiaries, no activity of any prior owner, operator or occupant of the Real Property has caused an on-going violation of any Environmental Law, which such activity could reasonably be expected to result in a Material Adverse Change.
(iii)    There are no Regulated Substances present on, in, under, or emanating from, or, to any Loan ~~Party's~~Party’s or its Subsidiaries~~'~~’ knowledge, emanating to, the Real Property or any portion thereof which result in Contamination, which such Contamination could reasonably be expected to result in a Material Adverse Change.
(iv)    Each Loan Party and its Subsidiaries have all Required Environmental Permits, the absence of which could reasonably be expected to result in a Material Adverse Change, and all such Required Environmental Permits are in full force and effect.

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(v)    Each Loan Party and its Subsidiaries have submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices where the failure to submit and/or maintain such Required Environmental Notices could reasonably be expected to result in a Material Adverse Change.
(vi)    No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Real Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, could reasonably be expected to result in a Material Adverse Change. To the knowledge of the Borrower and its Subsidiaries, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Real Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, could reasonably be expected to result in a Material Adverse Change.
(vii)    To the knowledge each Loan Party or each of its Subsidiaries, no facility or site to which each Loan Party and each of its Subsidiaries have, either directly or indirectly by a third party, sent Regulated Substances for storage, treatment, disposal or other management is identified in writing or proposed in writing to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body where such investigation, cleanup, removal, remediation or other response by an Official Body could reasonably be expected to result in a Material Adverse Change.
(viii)    No portion of the Real Property is identified in writing or, to the knowledge of each Loan Party or each of its Subsidiaries, proposed to be identified in writing on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body where such investigation or remediation action by an Official Body could reasonably be expected to result in a Material Adverse Change, nor to the knowledge of any Loan Party or any such Subsidiary, is any property adjoining or in the proximity of the Real Property so identified or proposed to be identified on any such list where such identification or proposed identification would result in an investigation or remediation action by an Official Body that could reasonably be expected to result in a Material Adverse Change.
(ix)    No portion of the Real Property constitutes an Environmentally Sensitive Area where the inclusion of such portion of the Real Property constituting an

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Environmentally Sensitive Area could reasonably be expected to result in a Material Adverse Change.
(x)    No lien or other encumbrance authorized by Environmental Laws exists against the Real Property and neither the Borrower nor its Subsidiaries has any reason to believe that such a lien or encumbrance may be imposed where such lien or encumbrance could reasonably be expected to result in a Material Adverse Change.
6.1.17    Title to Property. A Lien on all real property (other than Excluded Collateral) owned by each Loan Party has been granted to the Administrative Agent for the benefit of the Lenders pursuant to a Mortgage and other appropriate Security Documents, except for (a) any real property acquired by a Loan Party in which a Mortgage and other appropriate Collateral Documents will be executed and delivered by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties within the time frames provided in Section ~~8.1.16 [Post-Closing Mortgages] or Section 8.2.9 [~~8.1.11 [Additional Subsidiaries~~, Partnerships and Joint Ventures~~ and Real Property; Further Assurances], as applicable. Each Loan Party and all their Subsidiaries (other than any Unrestricted Subsidiary) has good and sufficient title to or valid leasehold interest in all material properties, assets and other rights that are reflected as owned or leased on its most recent audited balance sheet, free and clear of all Liens except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect, except for those leases of property where such failure would not result in a Material Adverse Change.
6.1.18    Sanctions ~~and other Anti-Terrorism Laws~~.~~No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Laws of the United States or Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Collateral is Embargoed Property.~~
Each Covered Entity, and, to the knowledge of the Loan Parties, its directors and officers, and any employee, agent, or affiliate acting on behalf of such Covered Entity: (a) is not a Sanctioned Person; (b) does not do any business in or with, or derive any of its operating income from direct or indirect investments in or transactions involving, any Sanctioned Jurisdiction or Sanctioned Person in violation of Sanctions; and (c) is not in violation of Sanctions. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Loan Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received a written notice of investigation from any Official Body regarding a violation of Sanctions by such Covered Entity. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote compliance with applicable Sanctions. Each Loan Party represents and warrants that there is no Blocked Property pledged as Collateral.
6.1.19    Solvency. Each Loan Party is Solvent. After giving effect to the transactions contemplated by the Loan Documents on the ~~Closing~~First Amendment Effective

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Date, including all Indebtedness incurred thereby and the payment of all fees related thereto, each Loan Party will be Solvent, determined as of the ~~Closing~~First Amendment Effective Date.
6.1.20    Coal Act; Black Lung Act. To the extent applicable, each Loan Party, its Subsidiaries and its ~~"~~“related persons~~"~~” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and no Loan Party, its Subsidiaries or its related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to result in a Material Adverse Change. Each Loan Party and each of its Subsidiaries are in compliance in all material respects with the Black Lung Act, and no Loan Party nor any of its Subsidiaries has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder could not reasonably be expected to result in a Material Adverse Change.
6.1.21    Bonding Capacity. After giving effect to the transactions contemplated by the Loan Documents, the Borrower and its Subsidiaries have a sufficient mine bonding capacity reasonably necessary to conduct its operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent.
6.1.22    Permit Blockage. Neither the Borrower nor its Subsidiaries have been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.
6.1.23    Anti-Corruption Laws. ~~Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.~~
Each Covered Entity, and its directors and officers, and, to the knowledge of the Loan Parties, any employee, agent, or affiliate acting on behalf of such Covered Entity, is not in violation of, applicable Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any other Person to secure any improper advantage or to obtain or retain business. No Covered Entity nor any of its directors, officers, employees, or to the knowledge of any Loan Party, its agents or affiliates acting on behalf of such Covered Entity has, during the past five (5) years, received a written notice of investigation from any Official Body regarding a violation of applicable Anti-Corruption Laws by such Covered Entity. Each Covered Entity has instituted and maintains policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.

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6.2    Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and Lenders on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct in all material respects as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.
~~6.2~~6.3    Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall, on the date it delivers its annual financial statements to the Administrative Agent pursuant to Section 8.3.2 [Annual Financial Statements] hereof, provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided however, that the Borrower may update Schedules 1.1(U) without any Lender approval Schedules 6.1.1 and 6.1.2 without any Lender approval in connection with any transaction permitted under Sections 8.2.4 [Loans and Investments], 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions]~~,~~ and 8.2.7 [Dispositions of Assets or Subsidiaries] ~~and 8.2.9 [~~or in connection with the joinder of a new Guarantor pursuant to Section 8.1.11 [Additional Subsidiaries~~, Partnerships and Joint Ventures~~ and Real Property; Further Assurances].
7.    CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT
The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:
7.1    First Loans and Letters of Credit.
~~7.1.1    Deliveries.~~  On the ~~Closing~~First Amendment Effective Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:
~~(i)~~7.1.1 A certificate of each of the Loan Parties signed by an Authorized Officer, dated the ~~Closing~~First Amendment Effective Date stating that the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder, no Event of Default or Potential Default exists, no litigation which is materially adverse to the Loan Parties and their Subsidiaries, taken as a whole, exists, no Material Adverse Change has occurred since ~~the date of the last audited financial statements of the Borrower delivered to the Administrative Agent~~December 31, 2023, and the Loan Parties are Solvent;

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~~(ii)~~7.1.2 A certificate dated the ~~Closing~~First Amendment Effective Date and signed by an Authorized Officer of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the ~~Closing~~First Amendment Effective Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing and qualification to engage in its business of each Loan Party in the state of its organization;
~~(iii)    This Agreement and each of the other Loan Documents duly executed by the parties thereto;~~
~~(iv)~~7.1.3 Appropriate transfer powers and stock or other certificates evidencing the pledged Collateral;
~~(v)    A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1;~~
7.1.4    Customary written opinions of counsel for the Loan Parties addressed to the Administrative Agent and the Lenders, dated the First Amendment Effective Date, in form and substance substantially similar to those delivered on the Closing Date;
~~(vi)~~7.1.5 Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect ~~with~~as evidenced by ACORD certificates that included additional insured, mortgagee and lender loss payable special ~~endorsements attached thereto~~designations in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee;
~~(vii)~~7.1.6 A duly completed Compliance Certificate dated as of the ~~Closing~~First Amendment Effective Date, signed by an Authorized Officer of the Borrower which includes reasonably satisfactory evidence of pro forma compliance with the Net Debt/EBITDA Ratio and Consolidated Interest Coverage Ratio as of ~~September~~June 30, ~~2021~~2024;
~~(viii)~~7.1.7    A Lien search in acceptable scope and with acceptable results;
~~(ix)~~7.1.8 All material consents, approvals and licenses required to effectuate the transactions contemplated hereby have been obtained;
~~(x)    The projected financial projections (including balance sheets, statements of operations and cash flows) of the Borrower for the 2021 through 2025 fiscal years, it being understood that such projections are not to be viewed as facts, actual results may vary from such projections and such variations may be material;~~

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7.1.9    The Projections;
~~(xi)~~7.1.10    The consolidated and consolidating audited year-end financial statements for and as of the three (3) fiscal years ended December 31, ~~2020~~2023 of the Borrower, together with (i) unaudited interim financial statements for the most recently ended fiscal quarter and a comparison against the current year-to-date financial statements and (ii) copies of the unqualified reports of independent certified public accounts that conducted such annual audits; and
~~(xii)~~7.1.11    Evidence that after giving effect to the transactions contemplated by the ~~Loan Documents~~First Amendment, the Loan Parties have a sufficient mine bonding capacity to conduct its operations as projected in accordance with the ~~financial projections of the Loan Parties and their Subsidiaries provided to the Administrative Agent pursuant to clause (x) of this Section;~~Projections.
~~(xiii)    USA PATRIOT Act Diligence.~~ 7.1.12 The Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender such other documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act.
~~(xiv)~~7.1.13    Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.
~~7.1.2    Payment of Fees.~~The Borrower shall have paid all fees payable on or before the ~~Closing~~First Amendment Effective Date.
Without limiting the generality of the provisions of the last paragraph of Section 10.3 [Exculpatory Provisions], for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
7.2    Each Loan or Letter of Credit. At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit: (i) the representations, warranties and covenants of the Borrower subject to materiality or to a Material Adverse Change clause shall then be true and correct~~;~~ and all other representations, warranties and covenants of the Borrower shall then be true and correct in all material respects (in each instance, except representations and warranties which expressly relate to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (ii) no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to the Borrower or any Subsidiary of

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the Borrower; ~~and~~(iii) the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be to the extent required pursuant to this Agreement~~.~~; and (iv) if on the date of any Loan Request or Letter of Credit issuance (calculated after giving effect to any transactions related thereto, including the use of Excess Balance Sheet Cash in connection therewith), (A) any Loans are outstanding, (B) there is Excess Balance Sheet Cash and (C) the sum of all outstanding Loans and Letter of Credit Obligations (other than undrawn Letters of Credit and excluding any amounts that have been Cash Collateralized) exceeds 25% of the Revolving Credit Commitments, then the Borrower shall be deemed to have made a representation on the date of such Loan Request or Letter of Credit Issuance that, after giving effect to any such transactions related thereto, including the use of proceeds and Excess Balance Sheet Cash in connection therewith, either (x) there shall not be any Excess Balance Sheet Cash or (y) the threshold in the foregoing subclause (iv)(C) shall not be exceeded, in each case, within the third Business Day after the date of receipt of the proceeds of such Loan Request or date of issuance of such Letter of Credit.
8.    COVENANTS
Each Loan Party covenants and agrees that until Payment In Full, each Loan Party shall comply at all times with the following covenants:
8.1    Affirmative Covenants.
8.1.1    Preservation of Existence, Etc. Each Loan Party shall, and shall cause (or with respect to any Project Mining Subsidiary, will use its best efforts to cause) each of its Subsidiaries (other than any Unrestricted Subsidiary) to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions.] and provided further that no Loan Party nor any of its Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of each Loan Party or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of each Loan Party or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to any Loan Party, such Subsidiary or the Lenders.
8.1.2    Payment of Liabilities, Including Taxes, Etc. Each Loan Party shall, and shall cause each of its Consolidated Subsidiaries ~~(other than the Project Mining Subsidiaries)~~ to, duly pay and discharge all liabilities to which it is subject or which are asserted against it in writing, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change or to the extent that

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such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Each Loan Party will cause each Project Mining Subsidiary and any Unrestricted Subsidiary to pay and discharge at or before the due date thereof, all of its income tax liabilities and obligations under the Tax Sharing Agreement and/or Tax Allocation Agreement.
8.1.3    Maintenance of Insurance. Each Loan Party shall, and shall cause each of its Subsidiaries (other than any Unrestricted Subsidiary) to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers~~'~~’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary. At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements which include the provisions specified below or are otherwise in form reasonably acceptable to the Administrative Agent in its discretion. The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a loss or decline in value of any Collateral greater than $5,000,000 and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Administrative Agent constituting insurance proceeds may, at the option of the Administrative Agent, in the case of property insurance proceeds received during the existence of an Event of Default, be applied by the Administrative Agent to the payment of the Obligations in accordance with the terms of the Credit Agreement and in all other cases be disbursed by the Administrative Agent to the applicable Loan Parties
8.1.4    Maintenance of Properties and Leases. Each Loan Party shall, and shall cause (or with respect to any Project Mining Subsidiary, will use its best efforts to cause) each of its Subsidiaries (other than any Unrestricted Subsidiary) to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
8.1.5    Visitation Rights. Each Loan Party shall, and shall cause each of its Subsidiaries (other than any Unrestricted Subsidiary) to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and

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discuss its business affairs, finances and accounts with its officers and directors, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide any Loan Party and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of the any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent and further provided that any such visit and inspection shall be at the expense of the Borrower only once per year except when an Event of Default has occurred and is continuing.
8.1.6    Keeping of Records and Books of Account. Each Loan Party shall, and shall cause each of its Subsidiaries (other than any Unrestricted Subsidiary), maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries (other than any Unrestricted Subsidiary) to issue financial statements in accordance with GAAP consistently applied and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary of the Borrower (other than any Unrestricted Subsidiary), and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
8.1.7    Compliance with Laws; Use of Proceeds. Each Loan Party shall, and shall cause each of its Subsidiaries (other than any Unrestricted Subsidiary) to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate could reasonably be expected to constitute a Material Adverse Change. The Borrower will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.7 [Use of Proceeds] and as permitted by applicable Law.
8.1.8    Maintenance of Material Contracts. Except for those items described on Schedule 8.1, each Loan Party and its Subsidiaries (other than any Unrestricted Subsidiary) shall maintain and materially comply with the terms and conditions of all Material Contracts, the nonperformance of which could reasonably be expected to result in a Material Adverse Change.
8.1.9    Maintenance of Licenses, Etc. Except for those items described on Schedule 8.1, each Loan Party and its Subsidiaries (other than any Unrestricted Subsidiary) shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same could reasonably be expected to constitute a Material Adverse Change.
8.1.10    Maintenance of Permits. Except for those items described on Schedule 8.1, each Loan Party and its Subsidiaries (other than any Unrestricted Subsidiary) shall maintain all Required Mining Permits in full force and effect in accordance with their terms except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.
8.1.11    Additional Subsidiaries and Real Property; Further Assurances.

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8.1.11.1    Additional Domestic Subsidiaries. Promptly after the creation or acquisition of any Domestic Subsidiary (other than an Excluded Subsidiary) (and, in any event, within forty-five (45) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) the Loan Parties shall cause such Domestic Subsidiary to (i) become a Guarantor and grant a security interest in all personal and/or real property of such Domestic Subsidiary (other than any personal and/or real property of such Domestic Subsidiary that is Excluded Collateral and subject to the exceptions specified in the Collateral Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Guaranty Joinder or such other documents as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.1 [First Loans and Letters of Credit] as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Domestic Subsidiary, (iv) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, and (v) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form and substance reasonably satisfactory to the Administrative Agent.
8.1.11.2    Real Property Collateral. (i) Promptly after the acquisition of any owned real property that is not Excluded Collateral by any Loan Party (and, in any event, within ten (10) days after such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), such Loan Party shall notify the Administrative Agent and (ii) promptly thereafter (and in any event, within 180 days of such acquisition ~~(~~, as such time period may be extended by the Administrative Agent, in its sole discretion), such Loan Party shall deliver such mortgages, deeds of trust, title insurance policies, environmental reports, surveys and other documents reasonably requested by the Administrative Agent in connection with granting and perfecting a first priority Lien, other than Permitted Liens, on such real property in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all in form and substance acceptable to the Administrative Agent. If at any point any real property shall be mortgaged under the Loan Documents, notwithstanding anything herein to the contrary, no such mortgage will be executed and delivered unless each Lender has received a life of loan flood zone determination and, as applicable, a borrower notice and flood insurance policy for the relevant property each in compliance with applicable Laws and regulations, at least twenty (20) days in advance of execution, and each Lender has confirmed to the Administrative Agent its satisfactory completion of flood compliance and due diligence.
8.1.11.3    Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to ~~a~~ an acquisition permitted pursuant to this Agreement, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions specified in Section ~~8.8(a) or (b), as applicable,~~8.1.11.1 until the consummation of such acquisition (at which time, the surviving

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entity of the respective merger transaction shall be required to so comply with Section ~~8.8(a) or (b), as applicable,~~8.1.11.1 within ten (10) Business Days of the consummation of such acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).
8.1.11.4    Exclusions. The provisions of this Section 8.1.11 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.
8.1.11.5    Further Assurances. Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall, subject to Section 8.1.11.4 [Exclusions] do such other acts and things as the Administrative Agent in its reasonable discretion may deem reasonably necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.
8.1.12    Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.
8.1.12.1    (i) The ~~Loan Parties covenant and agree~~Borrower covenants and agrees that (A) ~~they shall immediately~~the Borrower shall within a reasonable period notify the Administrative Agent~~, the Collateral Agent and each of the Lenders~~  in writing upon it obtaining knowledge of the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Administrative Agent, the Collateral Agent and each of the Lenders, upon request by the Administrative Agent, the ~~Collateral Agent or any of the Lenders, the~~ Loan Parties shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property to the extent such substitution can be conducted in compliance with Sanctions.
(ii)    Each Covered Entity to conduct their business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ~~ensure~~promote compliance with such Laws.
8.1.13    Keepwell. Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.13, or otherwise under this Agreement or any other Loan

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Document, voidable under applicable Law, including applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 8.1.13 shall remain in full force and effect until the Facility Termination Date. Each Qualified ECP Loan Party intends that this Section 8.1.13 constitute, and this Section 8.1.13 shall be deemed to constitute, a guarantee of the obligations of, and a ~~"~~“keepwell, support, or other agreement~~"~~” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.
8.1.14    SEC Filings and other Material Reports. Promptly upon their becoming available to the Borrower, the Borrower shall provide to the Administrative Agent any public SEC filings and other material reports, including SEC Form 8-K, registration statements, proxies, prospectuses, financial statements and other shareholder communications, filed by the Borrower with the SEC (all of which may be provided by means of delivery of the applicable SEC Form or filing, and which will be deemed delivered upon (i) the posting of such information on the Borrower’s website with written notice of such posting to the Administrative Agent or (ii) the making of such information available on any Platform).
8.1.15    Additional Information. The Borrower shall provide to the Administrative Agent and the Lenders such other Provide to the Administrative Agent and the Lenders such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable Laws (including without limitation the USA PATRIOT Act and other ~~"~~“know your customer~~"~~” and ~~anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith~~Anti-Money Laundering Law).
~~8.1.16    Post-Closing Mortgages. The Loan Parties shall, within (i) sixty (60) days after the Closing Date (or such later date as may be agreed to by Administrative Agent in its sole discretion) provide Administrative Agent with the documentation (and take all necessary action to cooperate with the Administrative Agent in furtherance thereof) as required under clause (i) of Section 8.1.11 [Additional Subsidiaries and Real Property; Further Assurances] for any UCC as-extracted and fixture filings for any real property of the Loan Parties that does not constitute Excluded Collateral and is not otherwise set forth in clause (ii) below, and (ii) 180 days after the Closing Date (or such later date as may be agreed to by Administrative Agent in its sole discretion) provide Administrative Agent with the documentation (and take all necessary action to cooperate with the Administrative Agent in furtherance thereof) as required under clause (ii) of Section 8.1.11 [Additional Subsidiaries and Real Property; Further Assurances] for any real property of the Loan Parties that does not constitute Excluded Collateral.~~
8.2    Negative Covenants.
~~Each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any of its Subsidiaries to:~~
~~8.2.1    Indebtedness.~~

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~~(i)    Any~~8.2.1    Indebtedness. The Loan Parties shall not, and shall not permit any of their Consolidated Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:
(~~A~~i)    Indebtedness under the Loan Documents;
(~~B~~ii)    ~~Existing~~ Indebtedness ~~as~~outstanding as of the First Amendment Effective Date and, to the extent in excess of $5,000,000, set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof unless otherwise permitted under this Section 8.2.1;
(~~C~~iii)    Indebtedness secured by Purchase Money Security Interests (other than capital leases);
(~~D~~iv)    Indebtedness secured by Liens permitted under, or Indebtedness of the type described in (whether or not secured), Section 8.2.2 [Liens, Etc.];
(~~E~~v)    Indebtedness consisting of capital leases in an aggregate amount not to exceed $50,000,000 at any one time;
(~~F~~vi)    other unsecured Indebtedness ~~of the Loan Parties~~ not to exceed $25,000,000 in the aggregate at any one time; ~~and~~
(vii)    Indebtedness other than Recourse Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;
(viii)    other Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and
(~~G~~ix)    ~~Any~~any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (iii) other Interest Rate Hedge approved by the Administrative Agent, (iv) other Foreign Currency Hedge approved by the Administrative Agent or (v) Indebtedness under any Other Lender Provided Financial Services Product.
~~(ii)    Shall not permit any of its Consolidated Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:~~
~~(A)    Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof;~~
~~(B)    Indebtedness owing to the Loan Parties or to a Wholly-Owned Consolidated Subsidiary; and~~
~~(C)    Indebtedness secured by Liens permitted under Section 8.2.2 [Liens, Etc.].~~

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8.2.2    Liens, Etc. The Loan Parties shall not, and shall not permit any of ~~its~~their Consolidated Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of ~~its~~their property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so or assign, or permit any of ~~its~~their Consolidated Subsidiaries to assign, any right to receive income (unless it makes, or causes to be made, effective provisions whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to a written agreement satisfactory to the Required Lenders), other than:
(i)    Permitted Liens;
(ii)    options or rights granted to the customers of any Project Mining Subsidiary to acquire the equity interests of such Project Mining Subsidiary in connection with the mining or lignite sales agreement relating to such Project Mining Subsidiary;
(iii)    restrictions on the transferability of the equity interests and certain assets of any Project Mining Subsidiary without the consent of the customers of such Project Mining Subsidiary;
(iv)    options or rights granted to (A) the customer of any Project Mining Subsidiary to acquire the equity interests of such Project Mining Subsidiary and/or certain assets of such Project Mining Subsidiary and (B) the Borrower to transfer to the customer of any Project Mining Subsidiary the equity interests and/or certain assets of such Project Mining Subsidiary, in each case in connection with the termination, if any, of the mining or lignite sales agreement relating to such Project Mining Subsidiary;
(v)    rights of any customer of any Loan Party or any Subsidiary to acquire, or rights of any Loan Party or such Subsidiary to transfer to such customer, certain assets or other property of any Loan Party (other than property that constitutes the equity interests of a Subsidiary) or such Subsidiary and used solely in the conduct of the business of any Loan Party or such Subsidiary with such customer, to the extent that such rights are exercisable in connection with a mining agreement or sales agreement;
(vi)    any interest or title of a lessor under any lease entered into by any Loan Party or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;
(vii)    legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted, to the extent the amount thereof (in excess of applicable insurance coverage) does not exceed, in the aggregate, $10,000,000, but only so long as such legal or equitable encumbrances (A) are being actively contested in good faith by appropriate proceedings or (B) are paid or otherwise discharged within ten (10) days after an Authorized Officer obtains knowledge thereof;

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(viii)    environmental Liens with respect to liabilities in an aggregate amount (in excess of applicable insurance coverage) not exceeding $1,000,000 (A) to the extent such liabilities are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established or (B) which are released or otherwise discharged within ten (10) days after an Authorized Officer obtains knowledge thereof;
(ix)    Liens in connection with any long term stewardship programs of the Loan Parties in an aggregate amount not to exceed $~~5,000,000~~15,000,000 at any one time; ~~and~~
(x)    Liens arising pursuant to Section 412(n) of the Internal Revenue Code or ERISA Section 4068(a) with respect to liabilities in an aggregate amount not exceeding $1,000,000 if (A) the defaulted payments to which such Liens relate are made within ten days after an Authorized Officer obtains knowledge of such defaulted payments and such Liens are released as promptly as practicable thereafter or (B) the obligation to make such payments is being contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been established~~.~~;
(xi)    Liens existing as of the First Amendment Effective Date and, to the extent in excess of $5,000,000, set forth on Schedule 1.1(P) and any renewal, extension or replacement of such Lien, provided that if such Lien secures any Indebtedness, the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien, in each case, unless otherwise permitted under this Section 8.2.1;
(i)    Purchase Money Security Interests and Liens securing capital leases to the extent permitted under Section 8.2.1(iii) and 8.2.1(v), as applicable;
(ii)    Liens securing Indebtedness other than Recourse Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; and
(iii)    other Liens securing Indebtedness in an aggregate principal amount not to exceed $1,000,000 at any time outstanding.
8.2.3    Guaranties. ~~No~~The Loan ~~Party~~Parties shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary) to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree to become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (i) Guaranties issued on behalf of Consolidated Subsidiaries other than Guaranties of Indebtedness, (ii) Guaranties of operating performance of Project Mining Subsidiaries, (iii) Guaranties ~~entered into in the ordinary course of business of any Loan Party~~constituting Indebtedness permitted ~~pursuant to section~~by Section 8.2.1~~(i)(F) of this Agreement,~~  and (iv) Guaranties entered into in connection with transactions permitted pursuant to Sections 8.2.4 [Loans and Investments] and 8.2.7 [Dispositions of Assets and Subsidiaries].

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8.2.4    Loans and Investments. ~~No~~The Loan ~~Party~~Parties shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary) to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
(i)    trade credit extended on usual and customary terms in the ordinary course of business;
(ii)    advances to employees to meet expenses incurred by such employees in the ordinary course of business not to exceed $1,000,000 at any time outstanding;
(iii)    Permitted Investments;
(iv)    Indebtedness of any Loan Party or its Subsidiaries to the Borrower or its Subsidiaries which is permitted under this Agreement;
(v)    loans and advances made by any Loan Party in the ordinary course of business to its customers and/or its unconsolidated Subsidiaries (including without limitation, loans or advances for working capital or setup costs of its customers) and to NACCO (which loans and advances will be used by NACCO for general corporate purposes); provided that: (A) the Net Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the date such loan or advance is made, giving pro forma effect to such loan or advance as if it had been made on the last day of such fiscal quarter, does not exceed ~~2.50~~2.25 to 1.00, (B) the pro forma ~~Availability plus unrestricted cash of any Loan Party~~Liquidity immediately after giving effect to such loan or advance is greater than or equal to $~~15,000,000~~25,000,000, and (C) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;
(vi)    investments made with the proceeds of subordinated debt issued to NACCO and/or equity contributions from NACCO;
(vii)    investments permitted under Sections 8.2.1 [Indebtedness]~~,~~ or 8.2.5 [Dividends and Related Distributions] ~~or 8.2.12 [Issuance of Stock]~~;
(viii)    investments in Joint Ventures not to exceed $~~15,000,000~~25,000,000 per each Joint Venture and $~~45,000,000~~60,000,000 in the aggregate; provided that: (A) the Net Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the date such investment is made, giving pro forma effect to such investment as if it had been made on the last day of such fiscal quarter, does not exceed 2.25 to 1.00, (B) the pro forma Liquidity immediately after giving effect to such investment is greater than or equal to $25,000,000, and (C) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

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(ix)    loans, advances and investments in the Borrower or its Consolidated Subsidiaries; ~~and~~
(x)    other investments or acquisitions of any Loan Party or any of its Consolidated Subsidiaries; provided that with respect to investments or acquisitions made under this clause, (A) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (B) any company or business acquired or invested in pursuant to this clause shall be in the same line of business as any Loan Party or any of its Subsidiaries or shall be in a natural resource or energy business arising from or related to the assets or expertise of any Loan Party or any of its Subsidiaries, (C) immediately after giving effect to such investment ~~pursuant to this clause~~or acquisition, the Net Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to the date such investment is made, giving pro forma effect to such investment or acquisition as if it had been made on the last day of such fiscal quarter, does not exceed ~~2.50~~2.25 to 1.00, as evidenced by a certificate of a Responsible Officer of the Borrower delivered to the ~~Lenders~~Administrative Agent demonstrating such compliance and (D) the ~~Availability plus unrestricted cash of the Borrower~~pro forma Liquidity immediately after giving effect to such investment or acquisition is greater than or equal to $~~15,000,000.~~25,000,000; and
(xi)    other loans, advances, investments and acquisition not to exceed $7,500,000 in any trailing twelve month period.
8.2.5    Dividends and Related Distributions. ~~No~~The Loan ~~Party~~Parties shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary) to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of ~~its~~their shares of equity interests, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of ~~its~~their shares of equity interests (or warrants, options or rights therefor), partnership interests or limited liability company interests (collectively, the ~~"~~“Restricted Payments~~"~~”), except:
(i)    Restricted Payments payable by any Subsidiary of the Borrower to the Borrower;
(ii)    Restricted Payments payable by the Borrower and its Subsidiaries provided that such Restricted Payments are made solely in the common stock of such Person making the Restricted Payment;
(iii)    (A) Restricted Payments payable by the Loan Parties in an aggregate amount not to exceed $5,000,000 for any twelve-month period, excluding the Restricted Payments pursuant to Section 8.2.5(iv) of this Agreement, provided that no Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom, and (B) Restricted Payments payable by the Borrower in excess of $5,000,000 in the aggregate for any twelve-month period excluding the Restricted Payments pursuant to Section 8.2.5(iv) of this Agreement so long as no Event of Default shall have occurred and be

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continuing at the time of such proposed Restricted Payment or would result therefrom; provided that, in the case of any Restricted Payment being made pursuant to this subclause (B) prior to making such Restricted Payment the Borrower shall deliver to the Administrative Agent a distribution compliance certificate in the form of Exhibit 8.2.5 that demonstrates that~~:~~  (a) ~~if,~~ immediately after giving effect to such Restricted Payment, the pro forma Liquidity is greater than or equal to $25,000,000 and (b) either: (x) immediately after giving effect to such Restricted Payment, the pro forma Net Debt/EBITDA Ratio as of (1) the date that Restricted Payment is made with respect to the determination of Net Consolidated Debt, and (2) the last day of the fiscal quarter ending immediately prior to the date such Restricted Payment is made with respect to the determination of Consolidated EBITDA, is less than or equal to 1.50 to 1.00, ~~then the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such Restricted Payment is greater than or equal to $15,000,000, or (b) if, immediately after giving effect to such Restricted Payment, the pro forma Net Debt/EBITDA Ratio as of (1) the date that such Restricted Payment is made with respect to the determination of Net Consolidated Debt, and (2) the last day of the fiscal quarter ending immediately prior to the date such Restricted Payment is made with respect to the determination of Consolidated EBITDA, is greater than to 1.50 to 1.00, then (A~~or (x) the Fixed Charge Coverage Ratio as of the last day of the fiscal quarter ending immediately prior to the date such of Restricted Payment, giving pro forma effect to such Restricted Payment as if it had occurred on the last day of such fiscal quarter, is greater than or equal to 1.10 to 1.00~~, and (B) the pro forma Availability plus unrestricted cash of the Borrower immediately after giving effect to such Restricted Payment is greater than or equal to $15,000,000.~~;
(iv)    Restricted Payments payable by the Borrower to NACCO (a) in respect of the Borrower’s allocable share of ~~NACCO's~~NACCO’s overhead and other selling, general and administrative expenses (including legal, accounting, other professional fees and costs) incurred in the ordinary course of business, (b) in respect of liabilities of NACCO up to, but not exceeding $5,000,000 in the aggregate for any twelve-month period, arising from, in connection with or relating to the closing of (1) certain mining operations of Bellaire Corporation and (2) in the event that Centennial Natural Resources is a direct Subsidiary of NACCO, certain mining operations of Centennial Natural Resources, (c) in respect of amounts due to NACCO under the Tax Sharing Agreement and/or Tax Allocation Agreement and (d) in respect of state or local taxes paid by NACCO on behalf of the Borrower and/or its Subsidiaries~~.~~;
(v)    Restricted Payments made for the purpose of qualifying directors; and
(vi)    Restricted Payments in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock or other equity interests to a Loan Party or a Subsidiary whereby such Loan Party or such Subsidiary maintains their same proportionate interest in such Subsidiary.
8.2.6    Liquidations, Mergers, Consolidations~~, Acquisitions~~. The Borrower shall not dissolve, liquidate or wind-up its affairs, and except as permitted pursuant to Section 8.2.4

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[Loans and Investments]~~, the Borrower~~ and Section 8.2.7 [Dispositions of Assets or Subsidiaries], the Loan Parties shall not, and shall not permit any of ~~its~~their Subsidiaries ~~to~~(other than any Unrestricted Subsidiary) to, become a party to any merger or consolidation~~, or acquire by purchase, lease or otherwise all or substantially all of the assets or equity interests of any other Person~~; provided that: (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Wholly-Owned Subsidiary of the Borrower, (ii) any Project Mining Subsidiary may merge or consolidate with or into its customers, (iii) any Subsidiary may merge or consolidate with or into any Person if such Subsidiary is the surviving entity and (iv) any Subsidiary of the Borrower may merge into the Borrower, provided, in each case, that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.
8.2.7    Dispositions of Assets or Subsidiaries. The ~~Borrower~~Loan Parties shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary) to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any substantial part (as defined below) of ~~its~~their properties or assets, tangible or intangible (including the sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of equity interests, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of the Borrower ~~or its Subsidiaries~~), except:
(i)    transactions involving the sale of inventory in the ordinary course of business;
(ii)    any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan ~~Party's~~Party’s or such ~~Subsidiary's~~Subsidiary’s business;
(iii)    any sale, transfer or lease of assets by any Wholly-Owned Subsidiary of a Loan Party or its Subsidiaries to a Loan Party or its Subsidiaries;
(iv)    any sale, transfer or lease of assets by, or the equity of, a Project Mining Subsidiary to its customers as provided for in the applicable mining or sales agreement, provided that no Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom; and
~~(v)    any sale or disposition of Bisti Fuels Company, LLC and/or Shondenah Energy, LLC to its customer in connection with the termination of the applicable contract mining agreement; and~~
(~~vi~~v)    any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased in connection with any capital expenditures or ~~capitalized~~capital leases.

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Notwithstanding the above, the Loan Parties or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of any Loan Party and its Subsidiaries if (a) such assets are sold for cash or shares of stock in an arm’s-length transaction for fair market value to a Person other than an Affiliate; (b) immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing; (c) the Net Debt/EBITDA Ratio as of the last day of the fiscal quarter ending immediately prior to such sale, lease or disposition, giving pro forma effect to such sale, lease or disposition as it if it had occurred on the last day of such fiscal quarter, is less than or equal to 2.25 to 1.0; (d) the pro forma ~~Availability plus unrestricted cash of the Loan Parties~~Liquidity immediately after giving effect to such sale, lease or disposition is greater than or equal to $~~15,000,000~~25,000,000; and (e) an amount equal to the Net Proceeds received from such sale, lease or other disposition (but excluding any portion of the Net Proceeds which are attributable to assets which constitute less than a substantial part of the assets of any Loan Party and its Subsidiaries) shall be used, in any combination:
(1)    within two years of such sale, lease or disposition to acquire productive assets used or useful in carrying on the business of the Loan Parties and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; or
(2)    within two years of such sale, lease or disposition to prepay or retire consolidated Indebtedness of the Loan Parties and/or its Subsidiaries.
As used in this Section, a sale, lease or other disposition of assets shall be deemed to be a ~~"~~“substantial part~~"~~” of the assets of the Loan Parties and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Loan Parties and its Subsidiaries during the same fiscal year, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a ~~"~~“substantial part~~"~~” any (i) sale or disposition of assets in the ordinary course of business of the Borrower and its Subsidiaries, and (ii) any transfer of assets from the Loan Parties to any Wholly-Owned Subsidiary or from any Subsidiary to the Loan Parties or a Wholly-Owned Subsidiary.
8.2.8    Affiliate Transactions. The Loan Parties ~~will~~shall not, and ~~will~~shall not permit any of their Subsidiaries (other than any Unrestricted Subsidiary) to, enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Loan Parties or another Subsidiary), except upon fair and reasonable terms no less favorable to the Loan Parties or such Subsidiary than would be obtainable in a comparable ~~arm's-length~~arm’s-length transaction with a Person not an Affiliate; provided that nothing herein shall prohibit the Loan Parties from making Restricted Payments to NACCO (i) in respect of the Loan Parties~~'~~’ allocable share of ~~NACCO's~~NACCO’s overhead and other selling, general and administrative expenses (including legal, accounting and other professional fees and costs) incurred in the ordinary course of business, (ii) in respect of liabilities of NACCO up to,

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but not exceeding, $5,000,000 for any twelve month period, arising from, in connection with, or relating to the closing of certain mining operations of Bellaire Corporation, (iii) in respect of amounts due to NACCO under the Tax Sharing Agreement, (iv) in respect of state or local taxes paid by NACCO on behalf of the Loan Parties and its Subsidiaries and (v) in respect of dividends on the common stock of the Borrower to the extent payment of such dividends is permitted pursuant to Section 8.2.5 [Dividends and Related Distributions].
8.2.9    Subsidiaries, Partnerships and Joint Ventures. Own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) Joint Ventures permitted under this Agreement, (iii) Project Mining Subsidiaries, (iv) Excluded Subsidiaries; ~~and~~ (v) Unrestricted Subsidiaries, and (vi) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent items required by Section 8.1.11.
8.2.10    Continuation of or Change in Business. The Loan Parties shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary and any Energy Transition Infrastructure Subsidiary) to, engage in any business other than those businesses in which the Loan Parties and ~~its~~their Subsidiaries engage in as of the Closing Date, substantially as conducted and operated by the Loan Parties or such Subsidiary during the present fiscal year, and the Loan Parties or such Subsidiary shall not permit any material change in such business.
8.2.11    Fiscal Year. The Loan Parties shall not, and shall not permit any of their Subsidiaries (other than any Unrestricted Subsidiary ~~of the Borrower~~) to, change its fiscal year from the twelve-month period beginning January 1 and ending December 31.
8.2.12    ~~Issuance of Stock~~[Reserved].
~~(i)    No Loan Party shall not permit any of its Subsidiaries to issue or sell any additional shares of their equity interests or any options, warrants or other rights in respect thereof to any Person other than a Loan Party or a Wholly-Owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive or contractual rights of minority shareholders in connection with the simultaneous issuance of stock or other equity interests to a Loan Party and/or a Subsidiary whereby a Loan Party and/or such Subsidiary maintain their same proportionate interest in such Subsidiary; and~~
~~(ii)    The Loan Parties will not sell, transfer or otherwise dispose of any shares of stock or other equity interests of any Subsidiary (except to qualifying directors), and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to a Loan Party or a Wholly-Owned Subsidiary) any shares of stock or other equity interests of any other Subsidiary, unless (A) the consideration for such sale, transfer or other disposition is either cash or shares of stock, (B) such sale, transfer or other disposition is made to a Person (other than an Affiliate), and consists of the such Loan Party's entire investment in such Subsidiary and (C) such sale, transfer or other disposition can be made within the limitations of Section 8.2.7 [Disposition of Assets or Subsidiaries.~~

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8.2.13    Changes in Organizational Documents. The Loan Parties shall not~~, and shall not permit any of its Consolidated Subsidiaries to,~~  amend in any respect ~~its certificate~~their certificates of incorporation (including any provisions or resolutions relating to equity interests), by-laws, ~~certificate~~certificates of limited partnership, partnership ~~agreement, certificate~~agreements, certificates of formation, limited liability company ~~agreement~~agreements or other organizational documents without providing at least ~~thirty~~ten (~~30~~10) calendar days~~'~~’ prior written notice to the Administrative Agent ~~and the Lenders~~ (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.
8.2.14    Negative Pledges. The Loan Parties ~~covenants and agrees that it~~ shall not, and shall not permit any of ~~its~~their Consolidated Subsidiaries to, enter into or permit to exist any agreement (other than this Agreement) with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of the Borrower or any of the Consolidated Subsidiaries from granting any Liens to the Administrative Agent or the Lenders except as permitted by Section 8.2.2 [Liens, Etc.] of this Agreement or the ability to make Restricted Payments to the Borrower or any of its Consolidated Subsidiaries or otherwise transfer property to or invest in the Borrower or any of its Consolidated Subsidiaries.
8.2.15    Agreements Restricting Dividends. ~~Each of the~~The Loan Parties ~~covenant and agree that it~~ shall not, and shall not permit any of ~~its~~their Subsidiaries (other than any Unrestricted Subsidiary) to, enter into any agreement (other than a Loan Document) with any Person which restricts any of the Loan Parties~~'~~’ right to pay dividends or other distributions to any Loan Party or repay intercompany loans from any Loan Party to each Loan Party, except for such restrictions existing under or by reason of: (i) applicable law, (ii) this Agreement and the other Loan Documents, (iii) an agreement entered into for the sale or disposition of Subsidiary Equity Interests pending the closing of such sale or disposition, in either case, to the extent permitted under this Agreement; (iv) a customary provision in a joint venture agreement or other similar agreement applicable to a Joint Venture entered into in the ordinary course of business and permitted under this Agreement, or (v) any agreement in effect at the time such Person becomes a Subsidiary or assumed in connection with any acquisition permitted under this Agreement (but not any modification or amendment expanding the scope of any such restriction or condition), so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary or such acquisition and provided such agreement does not apply to the Borrower or any other Loan Party.
8.2.16    ~~[Intentionally Omitted.]~~Ownership of Unrestricted Subsidiaries. So long as any Letter of Credit under the Unrestricted Subsidiary L/C Sublimit is outstanding, the Loan Parties shall not, and shall not permit any of their Subsidiaries to, permit the Unrestricted Subsidiary for which such Letter of Credit was issued to cease to be a Subsidiary without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), unless the Letter of Credit Obligations in respect of such Letter of Credit are ratably reduced in accordance with the Borrower’s ownership interests.

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8.2.17    Maximum Net Debt/EBITDA Ratio. The Loan Parties shall not at any time permit the Net Debt/EBITDA Ratio to be greater than 2.75 to 1.00.
8.2.18    Minimum Consolidated Interest Coverage Ratio. The Loan Parties shall not permit the Consolidated Interest Coverage Ratio to be less than 4.00 to 1.00.
8.3    Reporting Requirements. The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:
8.3.1    Quarterly Financial Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the ~~Loan Parties and its Consolidated Subsidiaries~~Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders~~'~~’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
8.3.2    Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, financial statements of the ~~Loan Parties and its Consolidated Subsidiaries~~Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders~~'~~’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing . The certificate or report of accountants shall be reasonably acceptable to the Administrative Agent.
8.3.3    Certificate of the Borrower. Concurrently with the financial statements of the Loan Parties furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each a ~~"~~“Compliance Certificate~~"~~”) of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit 8.3.3, which shall include a reconciliation reflecting the adjustments necessary to eliminate from such consolidated financial statements the accounts of Unrestricted Subsidiaries.
8.3.4    Notices.
8.3.4.1        Potential Default. Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

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8.3.4.2        Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or any Subsidiary of the Loan Parties (other than any Unrestricted Subsidiary) that involve a claim or series of claims in excess of $10,000,000 and not covered by insurance or which if adversely determined could reasonably be expected to constitute a Material Adverse Change.
8.3.4.3        Organizational Documents.~~8.3.4.4~~     Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
~~8.3.4.5~~8.3.4.4    Erroneous Financial Information. Promptly following the conclusion by any Loan Party or upon the advice of its accountants that any previously issued financial statement, audit report or interim review is no longer materially correct and should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice of any of such events or circumstances.
~~8.3.4.6~~8.3.4.5    ERISA Event. Except for those items described on Schedule 6.1.15, promptly, and in any event within thirty (30) days after an Authorized Officer of any Loan Party has knowledge or reason to know that an ERISA Event has occurred, notice of such ERISA Event.
~~8.3.4.7~~8.3.4.6    Other Reports. Promptly upon their becoming available to any Loan Party:
(i)    Annual Budget. The annual budget, forecasts, a statement of current book value of collateral, and board approved projections of the Loan Parties, to be supplied not later than sixty (60) days after the commencement of the fiscal year to which any of the foregoing may be applicable, it being understood that such projections are not to be viewed as facts, actual results may vary from such projections and such variations may be material,
(ii)    SEC Reports; Shareholder Communications. Reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications, filed by the Borrower with the Securities and Exchange Commission and copies of all reports, if any, that the Borrower sends to any of its security holders other than NACCO, and
(iii)    Other Information. Such other reports and information as any of the Lenders may from time to time reasonably request.
~~8.4    Sanctions and other Anti-Terrorism Laws.  Each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any its Subsidiaries to: (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any~~

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~~transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Facilities with funds derived from any unlawful activity; (d) permit any Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Lender, Administrative Agent or Collateral Agent to violate any sanctions administered by OFAC.~~
~~8.5~~8.4    Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions. ~~Each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any its Subsidiaries to directly or indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.~~
The Loan Parties shall not do any of the following, nor permit any of its or their respective directors, officers or employees acting on its or their behalf in connection with this Agreement to: (a) become a Sanctioned Person; (b) directly or indirectly to the knowledge of the Loan Parties, provide, use, or make available the proceeds of any Loan hereunder (i) to fund any activities or business of, with, or for the benefit of any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (ii) to fund or facilitate any activities or business of or in any Sanctioned Jurisdiction, (iii) in any manner that would result in a violation by any Person (including the Administrative Agent, any lead arranger, Issuing Lender, any Lender, underwriter, advisor, investor, or otherwise) of applicable Anti-Corruption Law, Anti-Money Laundering, or Sanctions or (iv) in violation of any applicable Law, including, without limitation, any applicable Anti-Corruption Law, Anti-Money Laundering Law or Sanctions; (c) repay the Loan with Blocked Property or funds derived from any unlawful activity; or (d) permit any Collateral to become Blocked Property.
9.    DEFAULT
9.1    Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
9.1.1    Payments Under Loan Documents. The Borrower or any other Loan Party shall fail to pay (i) when due any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation, or (ii) within three (3) Business Days of when due any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

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9.1.2    Breach of Warranty. Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.3    Anti-Terrorism Laws. Any representation or warranty contained in Section 6.1.18 [~~Anti-Terrorism Laws~~Sanctions] is or becomes false or misleading at any time; or
9.1.4    Breach of Certain Covenants. Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights~~], Section 8.1.8 [Anti-Terrorism Laws; International Trade Law Compliance~~], Section 8.1.11 [Additional Subsidiaries and Real Property; Further Assurances], Section 8.1.12 [Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws], Section 8.3 [Reporting Requirements], or Section 8.2 [Negative Covenants]; or
9.1.5    Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days; or
9.1.6    Defaults in Other Agreements or Indebtedness. A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Consolidated Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate (other than Non-Recourse Indebtedness ~~or the Indebtedness of any Project Mining Subsidiary~~), and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend or cause such Indebtedness to be repurchased, prepaid, defeased, or redeemed prior to its stated maturity date;
9.1.7    Final Judgments or Orders. Any final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate and not covered by insurance shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;
9.1.8    Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such ~~party's~~party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in

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accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested by the Loan Parties;
9.1.9    [Intentionally Omitted]
9.1.10    Events Relating to Plans and Benefit Arrangements. Except for those items described on Schedule 6.1.15, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of 25,000,000, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $25,000,000; or
9.1.11    Change in Control. A Change in Control shall have occurred~~.~~ ; or
9.1.12    Relief Proceedings. (i) A Relief Proceeding shall have been instituted against any Loan Party ~~of~~or a Subsidiary of a Loan Party ~~or~~(other than any Unrestricted Subsidiary) or against a substantial part of the assets of ~~any~~such Loan Party or Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party (other than any Unrestricted Subsidiary) institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party or any Subsidiary of a Loan Party (other than any Unrestricted Subsidiary) ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Collateral and is not released, vacated or fully bonded within thirty (30) days after its issue or levy~~; or~~.
For the avoidance of doubt, any failure of the Borrower to comply with or satisfy the MSHA Injury-Incident Rate Target, to deliver any Compliance Certificate or other materials demonstrating compliance or non-compliance therewith or to perform under any provision of this Agreement related thereto shall not be considered a Default or an Event of Default under this Agreement or any other Loan Documents.
9.2    Consequences of Event of Default.
9.2.1    Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall, (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the

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Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and
9.2.2    Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
9.2.3    Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.9 [Defaulting Lenders] and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing ~~Banks~~Lender, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.. The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have. Each Lender and the Issuing Lender agrees to

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notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
9.2.4    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at Law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender or the Swingline Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swingline Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.2.3 [Set-Off] (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]~~)~~, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
9.2.5    Application of Proceeds. From and after the date on which the Administrative Agent has taken any action pursuant to Section 9.2.4 [Enforcement of Rights and Remedies] (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as specified in the proviso to Section 10.2) and until the Facility Termination Date, any and all proceeds received on account of the Obligations shall (subject to Sections 2.9 [Defaulting Lenders] and 10.2 [Rights as a Lender]) be applied as follows:
(i)    First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swingline Loan Lender in proportion to the respective amounts described in this clause First payable to them;
(ii)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of

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Credit Fees) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
(iii)    Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;
(iv)    Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and applicable Cash Management Banks and the applicable Hedge Banks, in proportion to the respective amounts described in this clause Fourth held by them;
(v)    Fifth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit (to the extent not otherwise cash collateralized pursuant to this Agreement); and
(vi)    Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order specified above.
Notwithstanding anything to the contrary in this Section 9.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise specified above in this Section 9.2.
In addition, notwithstanding the foregoing, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation, as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to

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the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a ~~"~~“Lender~~"~~” party hereto.
9.2.6    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower or any of its Subsidiaries shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swingline Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swingline Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower or any of its Subsidiaries under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.6, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]~~)~~, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.    THE ADMINISTRATIVE AGENT
10.1    Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall~~]~~  have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term ~~"~~“agent~~"~~” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

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10.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term ~~"~~“Lender~~"~~” or ~~"~~“Lenders~~"~~” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of

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any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
10.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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10.6    Resignation of Administrative Agent.
10.6.1.1    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the ~~"~~“Resignation Effective Date~~"~~”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
10.6.1.2    ~~(b)~~    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the ~~"~~“Removal Effective Date~~"~~”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
10.6.1.3    ~~(c)~~ With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents [(except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed)] and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and

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under the other Loan Documents, the provisions of this Article and Section 11.3 [Expense; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
If PNC resigns as Administrative Agent under this Section 10.6, PNC may also resign as an Issuing Lender. Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.
10.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and certain other facilities as set forth herein and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities as set forth herein and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing such other facilities.
10.8    No Other Duties, etc.; No Fiduciary Responsibility. Anything herein to the contrary notwithstanding, none of the Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents,

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except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder. Each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person.
10.9    Administrative ~~Agent's~~Agent’s Fee. The Borrower shall pay to the Administrative Agent a nonrefundable fee (the ~~"~~“Administrative ~~Agent's~~Agent’s Fee~~"~~”) under the terms of a letter (the ~~"~~“Administrative ~~Agent's~~Agent’s Letter~~"~~”) between the Borrower and the Administrative Agent, as amended from time to time.
10.10    No Reliance on Administrative ~~Agent's~~Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such ~~Lender's, Affiliate's, participant's or assignee's~~Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA ~~Patriot~~PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the ~~"~~“CIP Regulations~~"~~”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.
10.11    Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products. Except as otherwise expressly specified herein, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 9.2.5 [Application of Proceeds], the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and/or Other Lender Provided Financial Service Products unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
10.12    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law [or any other judicial proceeding relative to any Loan Party,] the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or

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otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(i)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Administrative Agent under Sections 2.8.2 [Letter of Credit Fees] and 11.3 [Expenses; Indemnity; Damage Waiver]) allowed in such judicial proceeding; and
(ii)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 11.3 [Expenses; Indemnity; Damage Waiver].
10.13    Collateral and Guaranty Matters.
Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion,
(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon the Facility Termination Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 11.1 [Modifications; Amendment or Waivers], if approved, authorized or ratified in writing by the Required Lenders;
(ii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted under this Agreement; and
(iii)    to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

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Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 10.13.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
10.14    ERISA Matters.
10.14.1 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Lead Arranger and their respective Affiliates, and for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:
10.14.1.1    such Lender is not using ~~"~~“plan assets~~"~~” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
10.14.1.2    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
10.14.1.3     (A) such Lender is an investment fund managed by a ~~"~~“Qualified Professional Asset Manager~~"~~” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

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10.14.1.4    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
10.14.2 In addition, unless sub-clause (i) in the immediately preceding Section 10.4 is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 10.4, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:
10.14.2.1    none of the Administrative Agent or the Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any other documents related to hereto or thereto),
10.14.2.2    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),
10.14.2.3    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
10.14.2.4    no fee or other compensation is being paid directly to the Administrative Agent or Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.
The Administrative Agent and the Lead Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent ~~or collateral agent~~ fees, utilization fees, minimum usage fees, letter of credit

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fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
10.15    Erroneous Payments.
10.15.1 If the Administrative Agent notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient, a ~~"~~“Payment Recipient~~"~~”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an ~~"~~“Erroneous Payment~~"~~”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
10.15.2 Without limiting immediately preceding clause (a), each Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

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10.15.2.1    (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
10.15.2.2    such Lender, Issuing Bank or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.15.2.2.
10.15.2.3    Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
10.15.2.4    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an ~~"~~“Erroneous Payment Return Deficiency~~"~~”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the ~~"~~“Erroneous Payment Impacted Class~~"~~”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the ~~"~~“Erroneous Payment Deficiency Assignment~~"~~”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject

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to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Bank shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or Issuing Bank (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Bank or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the ~~"~~“Erroneous Payment Subrogation Rights~~"~~”).
10.15.2.5    The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.
10.15.2.6    To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on ~~"~~“discharge for value~~"~~” or any similar doctrine
10.15.2.7    Each party’s obligations, agreements and waivers under this Section 10.15 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
11.    MISCELLANEOUS
11.1    Modifications, Amendments or Waivers. With the written consent of the Required Lenders (other than Defaulting Lenders, except as set forth in Sections 11.1.1 and 11.1.2 below), the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder. Any such agreement, waiver or consent made with such written

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consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
11.1.1    Increase of Commitment. Increase the amount of the Revolving Credit Commitment of any Lender hereunder without the consent of such Lender;
11.1.2    Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment. Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, waive any failure to pay principal or interest of any Loans, the Commitment Fee or any other fee payable to any Lender on the date due, or reduce the principal amount of or the rate of interest borne by any Loan (other than as a result of (x) waiving the applicability of any post-default increase in interest rates or (y) removing or waiving any increased interest rate applicable during any MSHA Non-Compliant Injury-Incident Rate Measurement Period) or reduce the Commitment Fee (other than as a result of removing or waiving the increased Commitment Fee applicable during any MSHA Non-Compliant Injury-Incident Rate Measurement Period) or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (provided that any amendment or modification of defined terms used in the financial covenants of this Agreement shall not constitute a reduction in the stated rate of interest or fees for purposes of this Section 11.1.2);
11.1.3    Release of Collateral or Guarantor. Except for sales of assets permitted by Section 8.2.7 [Dispositions of Assets or Subsidiaries], release all or substantially all/any material portion of the Collateral or release all or substantially all/any material portion of the value of the Guarantors from their Obligations under the Guaranty Agreement, in each case without the consent of all Lenders (other than Defaulting Lenders); or
11.1.4    Miscellaneous. Amend Section 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);
provided that (i) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender, or the Swingline Loan Lender may be made without the written consent of the Administrative Agent, the Issuing Lender or the Swingline Loan Lender, as applicable, and (ii) the Administrative ~~Agent's~~Agent’s Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a ~~"~~“Non-Consenting Lender~~"~~”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders

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pursuant to Section 5.7.2 [Replacement of a Lender]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend (x) the Expiration Date with respect to the Revolving Credit Commitments of Lenders under the Revolving Credit Facility that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Lender, the Administrative Agent and the Borrower (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with an Expiration Date; provided that in such case any such proposed extension of the Expiration Date shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Borrower wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders.
In addition, notwithstanding the foregoing, (a) with the consent of the Borrower, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole), and (b) without the consent of any Lender or the Borrower, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the Revolving Commitment Amount, or (ii) any assignment by any Lender of some or all of its Revolving Commitment Amount, the Administrative Agent shall, and is hereby authorized to, revise Schedule 1.1(B) to reflect such change, whereupon such revised Schedule 1.1(B) shall replace the old Schedule 1.1(B) and become part of this Agreement.
11.2    No Implied Waivers; Cumulative Remedies. No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege. The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy

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given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.
11.3    Expenses; Indemnity; Damage Waiver.
11.3.1    Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative ~~Agent's~~Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties~~'~~’ books, records and business properties.
11.3.2    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, each Lender and the Issuing Lender, and each of the Related Parties of any of the foregoing Persons (each such Person ~~being called an "~~, an “Indemnitee~~"~~”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the

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documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such ~~Indemnitee's~~Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
11.3.3    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swingline Loan Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swingline Loan Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Ratable Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Lender or the Swingline Loan Lender solely in its capacity as such, only the Lenders with Revolving Credit Commitments shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Ratable Share of the Revolving Credit Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent),the Issuing Lender or the Swingline Loan Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Lender or the Swingline Loan Lender in connection with such capacity. The obligations of the Lenders under this paragraph 11.3.3 are subject to the provisions of Section 2.1.3 [Nature of Lender’s Obligations with Respect to Revolving Credit Loans].
11.3.4    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the

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transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
11.3.5    Payments. All amounts due under this Section shall be payable not later than ten (10) days after demand therefor.
11.3.6    Survival. Each party’s obligations under this Section 11.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.
11.4    Holidays. Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5    Notices; Effectiveness; Electronic Communication.
11.5.1    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.
11.5.2    Electronic Communications. Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures

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approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the ~~sender's~~sender’s receipt of an acknowledgement from the intended recipient (such as by the ~~"~~“return receipt requested~~"~~” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
11.5.3    Platform.
11.5.3.1    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lender and the other Lenders by posting the Communications on the Platform.
11.5.3.2    The Platform is provided ~~"~~“as is~~"~~” and ~~"~~“as available.~~"~~” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the ~~"~~“Agent Parties~~"~~”) have any liability to the Borrower [or the other Loan Parties], any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. ~~"~~“Communications~~"~~” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

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11.5.4    Change of Address, Etc. Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or the Swingline Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.7    Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full. All other covenants and agreements of the Borrower shall continue in full force and effect from and after the date hereof and until Payment In Full.
11.8    Successors and Assigns.
11.8.1    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.8.2    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all

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or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning ~~Lender's~~Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(2) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if ~~"~~“Trade Date~~"~~” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning ~~Lender's~~Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and
(B)    the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).
(iv)    Assignment and Assumption Agreement. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the

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assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(v)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the ~~Borrower's~~Borrower’s Affiliates or Subsidiaries or to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lender, the Swingline Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Ratable Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning ~~Lender's~~Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4 [~~LIBOR~~ Rate Unascertainable; Illegality; Increased Costs~~; Deposits Not Available~~], 5.9 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a

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Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that ~~Lender's~~Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].
11.8.3    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recording of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time. Such register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8.4    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the ~~Borrower's~~Borrower’s Affiliates or Subsidiaries) (each, a ~~"~~“Participant~~"~~”) in all or a portion of such ~~Lender's~~Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such ~~Lender's~~Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and Lenders shall continue to deal solely and directly with such Lender in connection with such ~~Lender's~~Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 [Expenses; Indemnity; Damage Waiver] with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.] or ~~12.1(c)~~11.1.3 [Release of Collateral or Guarantor]~~)~~, that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4 [~~LIBOR~~ Rate Unascertainable, Etc.], 5.9 [Increased Costs], 5.11 [Indemnity] and 5.10 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.10.7 [Status of Lenders] (it being understood that the documentation required under Section 5.10.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section

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11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.7.2 [Replacement of a Lender] and Section 5.7.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.9 [Increased Costs] or 5.10 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the ~~Borrower's~~Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.7.2 [Replacement of a Lender] and Section 5.7.3 [Designation of a Different Lending Office] with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each ~~Participant's~~Participant’s interest in the Loans or other obligations under the Loan Documents (the ~~"~~“Participant Register~~"~~”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a ~~Participant's~~Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
11.8.5    Certain Pledges; Successors and Assigns Generally. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.8.6    Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.
11.8.7    Arrangers/Bookrunners. Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover

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page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.
11.9    Confidentiality.
11.9.1    General. Each of the Administrative Agent, the Lenders and the Issuing Lender ~~agrees~~agree to maintain the confidentiality of the Information, except that Information may be disclosed (~~i~~a) to its Affiliates and to its ~~and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives~~Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential)~~,~~; (~~ii~~b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over ~~it~~such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners)~~,~~; (~~iii~~c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process~~,~~; (~~iv~~d) to any other party hereto~~,~~; (~~v~~e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder~~,~~; (~~vi~~f) subject to an agreement containing provisions substantially the same as those of this Section, to (~~A~~i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights ~~or~~and obligations under this Agreement, or (~~B~~ii) any actual or prospective ~~counterparty~~party (or its ~~advisors~~Related Parties) to any swap ~~or~~, derivative or other transaction ~~relating~~under which payments are to be made by reference to the Borrower and its obligations, ~~(vii~~this Agreement or payments hereunder; (g) to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (~~viii~~i) to the extent such Information (~~Y~~x) becomes publicly available other than as a result of a breach of this Section, or (~~Z~~y) becomes available to the Administrative Agent, any Lender, ~~the~~any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
For the avoidance of doubt, nothing in this Section 11.9.1 shall prohibit any Person from voluntarily communicating or disclosing any information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory authority.

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11.9.2    Sharing Information With Affiliates of the Lenders. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 11.9.1 [General].
11.10    Counterparts; Integration; Effectiveness.
11.10.1    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.
11.10.2    Electronic Execution of Assignments. The words ~~"~~“execution,~~" "~~” “signed,~~" "~~” “signature,~~"~~” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

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11.11    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
11.11.1    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York, without regard to its conflict of laws principles; provided, however, the interpretation or enforcement of any obligations or requirements imposed upon Bank of North Dakota under the North Dakota Century Code shall be governed by and construed in accordance with the law of the state of North Dakota. Each standby Letter of Credit issued under this Agreement shall be subject, as applicable, to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the ~~"~~“ICC~~"~~”) at the time of issuance (~~"~~“UCP~~"~~”) or the rules of the International Standby Practices (ICC Publication Number 590) (~~"~~“ISP98~~"~~”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.
11.11.2    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
11.11.3    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY

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COURT REFERRED TO IN THIS SECTION 11.11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
11.11.4    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION]. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.11.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.12    Mutual Negotiations This Agreement and the other Loan Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Loan Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Loan Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
~~11.12~~11.13    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

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~~11.12.1~~11.13.1    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
~~11.12.2~~11.13.2    the effects of any Bail-in Action on any such liability, including, if applicable:
~~11.12.2.1~~11.13.2.1    a reduction in full or in part or cancellation of any such liability;
~~11.12.2.2~~11.13.2.2    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
~~11.12.3~~11.13.3    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
~~11.13~~11.14    USA ~~Patriot~~PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan ~~Parties~~Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies ~~the~~each Loan ~~Parties~~Party, which information includes the name and address of each Loan ~~Parties~~Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify ~~the~~each Loan ~~Parties~~Party in accordance with the USA PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable ~~"~~“know your customer~~"~~” and ~~anti-money laundering rules and regulations~~Anti-Money Laundering Laws, including the USA PATRIOT Act.
~~11.14~~11.15    No Novation. THIS AMENDED AND RESTATED CREDIT AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS AMENDED AND RESTATED CREDIT AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT.
~~11.15~~11.16    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement governing Hedge Liabilities or any other agreement or instrument that is a QFC (such support, ~~"~~“QFC Credit Support~~"~~” and each such QFC a ~~"~~“Supported QFC~~"~~”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street

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Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the ~~"~~“U.S. Special Resolution Regimes~~"~~”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the Laws of the State of New York and/or of the United States or any other state of the United States):
~~11.15.1~~11.16.1    In the event a Covered Entity that is party to a Supported QFC (each, a ~~"~~“Covered Party~~"~~”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
~~11.15.2~~11.16.2    As used in this Section ~~11.15~~11.16, the following terms have the following meanings:
~~"~~“BHC Act Affiliate~~"~~” of a party ~~means~~” shall mean an ~~"~~“affiliate~~"~~” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
~~"~~“Covered Entity~~" means~~”“ shall mean any of the following: (i) a ~~"~~“covered entity~~"~~” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a ~~"~~“covered bank~~"~~” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a ~~"~~“covered FSI~~"~~” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
~~"~~“Default Right~~"~~” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
~~"~~“QFC~~"~~” has the meaning assigned to the term ~~"~~“qualified financial contract~~"~~” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
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